                                                                     EXHIBIT 4.1

                              EFTEC SAVINGS PLAN
                                     1997

                            Declaration of Adoption


The undersigned hereby adopts the EFTEC Savings Plan, as set forth in the attached instrument entitled "EFTEC Savings Plan - 1997." This Plan shall be effective as of the Closing Date as defined in Section 1.10 of the Umbrella Agreement by and between EMS-CHEMIE HOLDING AG and H.B. Fuller Company dated February 13, 1997.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer.


Dated: April 3, 1997


                                    EFTEC NORTH AMERICA, L.L.C.


                                    BY: /s/ James R. Conaty
                                        -------------------------
                                    ITS: President

                                                                         3/17/97



                              EFTEC SAVINGS PLAN

                                     1997

                               EFTEC SAVINGS PLAN
                                      1997

                               Table of Contents
                               -----------------

Page
------------

ARTICLE I     Description and Purpose........................................   1

         1.1  Plan Name......................................................   1
         1.2  Plan Description...............................................   1
         1.3  Plan Purposes..................................................   1

ARTICLE II    Definitions, Construction and Interpretations..................   1

         2.1  Account........................................................   1
         2.2  Active Participant.............................................   1
         2.3  Administrator..................................................   1
         2.4  Affiliated Organization........................................   1
         2.5  Annual Compensation Limit......................................   2
         2.6  Beneficiary....................................................   2
         2.7  Code...........................................................   2
         2.8  Company........................................................   2
         2.9  Consent of Spouse..............................................   2
        2.10  Disabled.......................................................   2
        2.11  Effective Date.................................................   3
        2.12  Eligible Earnings..............................................   3
        2.13  Employee.......................................................   3
        2.14  Fund...........................................................   4
        2.15  Governing Law..................................................   4
        2.16  Headings.......................................................   4
        2.17  Highly Compensated Employee....................................   4
        2.18  Limitation Year................................................   5
        2.19  Matching Contribution Account..................................   5
        2.20  Matching Contributions.........................................   5
        2.21  Normal Retirement Date.........................................   5
        2.22  Number and Gender..............................................   5
        2.23  Participant....................................................   5
        2.24  Participating Employer.........................................   6
        2.25  Plan...........................................................   6
        2.26  Plan Rule......................................................   6
        2.27  Plan Year......................................................   6
        2.28  Pre-Tax Contribution Account...................................   6
        2.29  Pre-Tax Contributions..........................................   6
        2.30  Profit Sharing Account.........................................   6

    2.31     Profit Sharing Contributions...................................   6
    2.32     Qualified Employee.............................................   6
    2.33     Reporting Person...............................................   7
    2.34     Rollover Account...............................................   7
    2.35     Section 415 Wages..............................................   7
    2.36     Termination of Employment......................................   7
    2.37     Testing Wages..................................................   8
    2.38     Treasury Regulations...........................................   8
    2.39     Trust..........................................................   9
    2.40     Trustee........................................................   9
    2.41     Valuation Date.................................................   9

ARTICLE III  Eligibility....................................................   9

    3.1      Eligibility Requirements.......................................   9
    3.2      Termination or Transfer Prior to Entry Date....................  10
    3.3      Transfer Among Employers.......................................  10
    3.4      Multiple Employment............................................  10
    3.5      Termination or Ceasing to be a Qualified Employee..............  10
    3.6      Condition of Participation.....................................  11
    3.7      Termination of Participation...................................  11

ARTICLE IV   Contributions..................................................  11

    4.1      Profit Sharing Contributions...................................  11
    4.2      Pre-Tax Contributions..........................................  12
    4.3      Matching Contributions.........................................  14
    4.4      Rollovers and Transfers........................................  15
    4.5      Corrective Contributions.......................................  15
    4.6      Additional Discretionary Contributions.........................  15

ARTICLE V    Trustee's Accounts and Valuation...............................  16

    5.1      Establishment of Accounts......................................  16
    5.2      Valuation and Account Adjustment...............................  16
    5.3      Allocations Do Not Create Rights...............................  16

ARTICLE VI   Participant Investment Direction...............................  17

    6.1      Establishment of Investment Funds..............................  17
    6.2      Contribution Investment Directions.............................  17
    6.3      Transfer Among Investment Funds................................  17
    6.4      Investment Direction Responsibility Resides with Participants..  18
    6.5      Employer Stock Fund Rules......................................  18

ARTICLE VII  Withdrawals During Employment..................................  20

    7.1      Hardship Withdrawals from Pre-Tax Contribution Account.........  20
    7.2      Withdrawals from Pre-Tax Contribution Account
             After Age 59-1/2 or in the Event of Disability.................  21
    7.3      Withdrawals from Rollover Accounts.............................  22
    7.4      Rules for Withdrawals..........................................  22
    7.5      Withdrawals from Matching Contribution Account if Disabled.....  23

ARTICLE VIII Vesting and Forfeitures........................................  23

    8.1      Vesting........................................................  23
    8.2      Forfeiture upon Distribution...................................  23
    8.3      Other Forfeitures..............................................  24
    8.4      Reallocation of Forfeitures....................................  24

ARTICLE IX   Distributions After Termination................................  25

    9.1      Time of Distribution...........................................  25
    9.2      Form of Distribution...........................................  27
    9.3      Beneficiary Designation........................................  28
    9.4      Assignment, Alienation of Benefits.............................  29
    9.5      Payment in Event of Incapacity.................................  29
    9.6      Payment Satisfies Claims.......................................  30
    9.7      Disposition if Distributee Cannot be Located...................  30
    9.8      Direct Rollovers...............................................  30
    9.9      Transfers......................................................  31

ARTICLE X    Contribution Limitations.......................................  32

    10.1     Pre-Tax Contribution Dollar Limitation.........................  32
    10.2     Actual Deferral Percentage Limitations.........................  32
    10.3     Actual Contribution Percentage Limitations.....................  35
    10.4     Multiple Use Limitation........................................  37
    10.5     Earnings on Contributions......................................  39
    10.6     Aggregate Defined Contribution Limitations.....................  39
    10.7     Aggregate Defined Contribution/Defined Benefit Limitations.....  41
    10.8     Administrator's Discretion.....................................  42

ARTICLE XI   Service Rules..................................................  42

    11.1     Continuous Service.............................................  42
    11.2     Hour of Service................................................  43
    11.3     Break in Service...............................................  44
    11.4     Loss of Service................................................  44
    11.5     Special Rule for Military Service..............................  44


ARTICLE XII  Adoption, Amendment and Termination............................  44

    12.1     Adoption by Affiliated Organizations...........................  44
    12.2     Authority to Amend and Procedure...............................  44
    12.3     Authority to Terminate and Procedure...........................  45
    12.4     Vesting Upon Termination, Partial Termination or
             Discontinuance of Contributions................................  45
    12.5     Distribution Following Termination, Partial Termination or
             Discontinuance of Contributions................................  45

ARTICLE XIII Administration of Plan.........................................  46

    13.1     Administrator, Named Fiduciary.................................  46
    13.2     Compensation and Expenses......................................  46
    13.3     Adoption of Rules..............................................  46
    13.4     Administrator's Discretion.....................................  46
    13.5     Reliance on Information........................................  47
    13.6     Indemnification................................................  47
    13.7     Benefit Claim Procedure........................................  47
    13.8     Correction of Errors...........................................  48

ARTICLE XIV  Miscellaneous..................................................  48

    14.1     Merger, Consolidation, Transfer of Assets......................  48
    14.2     Limited Reversion of Fund......................................  48
    14.3     Top-Heavy Provisions...........................................  49
    14.4     No Employment Rights Created...................................  53

APPENDICES

    A        H.B. Fuller Company............................................  54
    B        Protective Treatments, Inc.....................................  57
    C        EMS-TOGO Corporation...........................................  61
    D        Dinol International, Inc.......................................  64

EXHIBITS

    A-1      Amount of Contributions Pursuant to Section 4.1(A)(1)..........  66
    A-2      Amount of Contributions Pursuant to Section 4.1(A)(2)..........  68
    A-3      Amount of Contributions Pursuant to Section 4.1(A)(3)..........  70



                              EFTEC SAVINGS PLAN
                                     1997

                                  ARTICLE I
                            Description and Purpose
                            -----------------------

     1.1  Plan Name.  The name of the Plan is the "EFTEC Savings Plan."

     1.2 Plan Description. The Plan is a profit sharing plan providing for salary reduction cash or deferred contributions, discretionary matching contributions, and discretionary profit sharing contributions. The Plan is intended to qualify under Code section 401(a) and to satisfy the requirements of Code sections 401(k) and 401(m). Notwithstanding the designation of the Plan as a profit sharing plan, a Participating Employer may make contributions to the Plan even though such employer has no current or accumulated earnings and profits.

     1.3 Plan Purposes. The purposes of the Plan are to promote effort and cooperation on the part of participating employees; to provide a measure of economic security to each such employee by accumulating contributions for distribution upon retirement, as a supplement to other resources then available; and to permit participating employees to share in the profits and growth of the Participating Employers.

                                  ARTICLE II
                 Definitions, Construction and Interpretations
                 ---------------------------------------------

The definitions and the rules of construction and interpretations set forth in this article will be applied in construing this instrument unless the context otherwise indicates.

     2.1 Account. An "Account" with respect to a Participant is any or all of the accounts maintained on his or her behalf pursuant to Section 5.1, as the context requires.

     2.2 Active Participant. An "Active Participant" is a Participant who is a Qualified Employee.

     2.3 Administrator. The "Administrator" of the Plan is the Company or the person to whom administrative duties are delegated pursuant to Section 13.1, as the context requires.

     2.4 Affiliated Organization. An "Affiliated Organization" is the Company and any corporation that is a member of a controlled group of corporations (within the meaning of Code section 1563(a) without regard to Code sections 1563(a)(4) and 1563(e)(3)(C)) that includes the Company; any trade or business (whether or not incorporated) that is controlled (within the meaning of Code section 414(c)) by the Company; any member of an "affiliated service group" (within the meaning of Code section 414(m)) of which the Company is a member; or any other organization that, together with the Company, is treated as a single employer pursuant to Code section 414(o) and Treasury Regulations; provided, that, for purposes of applying the limitations set forth at Sections 10.6 and
10.7 of the Plan, Code section 1563(a) will be applied by substituting the phrase "more than 50%" for the phrase "at least 80%" wherever it appears in such Code section.

     2.5 Annual Compensation Limit. The "Annual Compensation Limit" for any Plan Year is $150,000, as adjusted by the Commissioner of Internal Revenue for increases in the cost of living in accordance with Code section 401(a)(17)(B). If a Plan Year consists of fewer than 12 months, the Annual Compensation Limit will be multiplied by a fraction, the numerator of which is the number of months in the Plan Year and the denominator of which is 12.

     2.6 Beneficiary. A "Beneficiary" is a person designated under the provisions of Section 9.3 as the distributee of benefits payable after the death of a Participant; provided that such a person will not become a Beneficiary, and will have no interest in or rights under the Plan, until the Participant has died.

     2.7 Code. The "Code" is the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code will include a reference to such provision as it may be amended from time to time and to any successor provision.

     2.8 Company. The "Company" is EFTEC North America, L.L.C., a Michigan limited liability company, and its successors.

     2.9 Consent of Spouse. Whenever the consent of a Participant's spouse is required with respect to any act of the Participant, such consent will be deemed to have been obtained only if:

          (A) the Participant's spouse executes a written consent to such act, which consent acknowledges the effect of such act and is witnessed by the Administrator or a notary public; or

          (B) the Administrator determines that no such consent can be obtained because the Participant has no spouse, because the Participant's spouse cannot be located, or because of such other circumstances as may, under Treasury Regulations, justify the lack of such consent.

Any such consent by the Participant's spouse or such determination by the Administrator that such spouse's consent is not required will be effective only with respect to the particular spouse of the Participant who so consented or with respect to whom such determination was made. Any such consent by the Participant's spouse to an act of the Participant under the Plan will be irrevocable with respect to that act.

     2.10 Disabled. A Participant will be considered to be "Disabled" only if the Administrator determines that, by reason of illness, bodily injury or disease, he or she has been disabled for 12 consecutive months under the provisions of the EFTEC Disability Plan or, if he or she is not a participant in such plan, under the applicable provisions of the Social Security Act.

     2.11 Effective Date. The "Effective Date" of the Plan is the Closing Date as defined in Section 1.10 of the Umbrella Agreement by and between EMS-CHEMIE HOLDING AG and H.B. Fuller Company dated February 13, 1997, which is the date as of which the Plan was first established.

     2.12 Eligible Earnings.

          (A) The "Eligible Earnings" of a Participant for any period are, except as provided in the succeeding subsections of this section, the sum of all remuneration paid to the Participant during such period for service as a Qualified Employee as base salary and wages, overtime pay, shift differential premium, commissions, cash bonuses (other than vacation bonuses), sick pay and short-term disability benefits, increased by the amount of Pre-Tax Contributions made on behalf of the Participant by an Employer pursuant to this Plan for that period and by the net amount of compensation reductions experienced by the Participant during such period under any Code section 125 cafeteria plan maintained by the Participating Employer. Eligible Earnings will not include amounts deferred or paid under an agreement between the Participating Employer and the Participant that is not a plan qualified under Code section 401(a), any Matching Contributions, contributions made or benefits (other than short-term disability benefits) paid by the Participating Employer under any other employee benefit plan, expatriate premiums or amounts realized by the Participant upon the exercise of a nonqualified stock option, the lapse of restrictions applicable to restricted stock or any disposition of stock acquired under a qualified or incentive stock option.

          (B) Notwithstanding Subsection (A), in no event will a Participant's Eligible Earnings for any Plan Year be taken into account to the extent they exceed the Annual Compensation Limit.

          (C) Notwithstanding the provisions of Subsection (A), a Participant's Eligible Earnings will not include:

               (1)  any remuneration not paid in cash;

               (2) the value of life insurance coverage included in the Participant's wages under Code section 79;

               (3) any car allowance or moving expense or mileage reimbursement;

               (4)  severance pay;

               (5)  payments under any plan of deferred compensation; or

               (6) any benefit under any qualified or nonqualified stock option or stock purchase plan.

     2.13 Employee. An "Employee" is an individual who performs services as a common-law employee for a Participating Employer or another Affiliated Organization, and who has not acknowledged or agreed that he or she is an independent contractor or that he or she is ineligible for participation in the Plan. An individual's status as an Employee for any period shall be determined solely on the basis of the Participating Employer's classifications, and the Employee's acknowledgements and agreements, in effect during such period. The classification or reclassification of a person as an employee of a Participating Employer or another Affiliated Organization for any period by any court, government agency or other entity shall not result in the classification or reclassification of such person as an Employee for such period for the purposes of this Plan.

     2.14 Fund. The "Fund" is the total of all of the assets of every kind and nature, both principal and income, held in the Trust at any particular time or, if the context so requires, one or more of the investment funds described in
Section 6.1.

     2.15 Governing Law. To the extent that state law is not preempted by provisions of the Employee Retirement Income Security Act of 1974 or any other laws of the United States, this Plan will be administered, construed, and enforced according to the internal, substantive laws of the State of Michigan, without regard to its conflict of laws rules.

     2.16 Headings. The headings of articles and sections are included solely for convenience. If there exists any conflict between such headings and the text of the Plan, the text will control.

     2.17 Highly Compensated Employee. A "Highly Compensated Employee" for any Plan Year is any employee of a Participating Employer or another Affiliated Organization who:

          (A) at any time during such Plan Year or the preceding Plan Year, owns or owned (or is considered as owning or having owned within the meaning of Code section 318) more than 5% of the outstanding stock of the Participating Employer or another Affiliated Organization, or stock possessing more than 5% of the total combined voting power of all outstanding stock of the Participating Employer or another Affiliated Organization, or

          (B)  during the Plan Year preceding such Plan Year:

               (1) received Testing Wages in excess of $80,000 (or such dollar amount, adjusted to reflect increases in the cost of living, as in effect under Code section 414(q)(1)(B) for the calendar year during which the Plan Year in question begins), and

               (2) if the Company elects the application of this clause for such preceding Plan Year, received Testing Wages that exceeded the Testing Wages of at least 80% of all employees of the Participating Employer and other Affiliated Organizations, excluding, for purposes of determining the number of employees in such group but not for purposes of determining the specific employees comprising the group, all employees of the Participating Employer and other Affiliated Organizations who:

               (a) have completed less than six months of service with the Participating Employer and other Affiliated Organizations,

               (b) normally work fewer than 17-1/2 hours per week for the Participating Employer and other Affiliated Organizations,

               (c) normally work for the Participating Employer and other Affiliated Organizations during not more than six months during any calendar year,

               (d)  have not attained age 21, and

               (e) except to the extent provided in Treasury Regulations, are collective bargaining employees described in Section 2.32, and excluding for purposes of determining both the number of employees in such group and the specific employees comprising the group, all of such employees who are described in clause (A) of Section 2.32.

Solely for the purposes of this Section, an "employee" is any individual who, during the Plan Year for which the determination is being made, performs services as a common law employee for a Participating Employer or another Affiliated Organization, is an employee pursuant to Code section 401(c)(1), or is a leased employee who is treated as an employee of the Participating Employer or another Affiliated Organization pursuant to Code sections 414(n)(2) or 414(o)(2).

     2.18 Limitation Year. The "Limitation Year," for purposes of Sections 10.6 and 10.7, is the calendar year.

     2.19 Matching Contribution Account. The "Matching Contribution Account" is the account established pursuant to clause (B) of Section 5.1 to evidence Matching Contributions made on behalf of a Participant.

     2.20 Matching Contributions. "Matching Contributions" means contributions made pursuant to Section 4.3 or 4.5; provided that for purposes of Article X, "Matching Contributions" will include forfeitures allocated to the Participant's Matching Contribution Account.

     2.21 Normal Retirement Date. The "Normal Retirement Date" of a Participant is the date on which he or she attains age 65.

     2.22 Number and Gender. Wherever appropriate, the singular number may be read as the plural, the plural may be read as the singular and the masculine gender may be read as the feminine gender.

     2.23 Participant. A "Participant" is a current or former Qualified Employee who has satisfied the eligibility requirements of Article III, following initial hire or rehire, as the case may be, with respect to whom contributions have been made and whose Account balances have not yet been fully distributed.

     2.24 Participating Employer. A "Participating Employer" is the Company and any other Affiliated Organization that has adopted the Plan, or all of them collectively, as the context requires, and their respective successors. An Affiliated Organization will cease to be a Participating Employer upon a termination of the Plan as to its Employees or upon its ceasing to be an Affiliated Organization.

     2.25 Plan. The "Plan" is that set forth in this instrument as it may be amended from time to time.

     2.26 Plan Rule. A "Plan Rule" is a rule adopted by the Administrator by proclamation or by practice. Each Plan Rule will be uniform and nondiscriminatory with respect to similarly situated Employees.

     2.27 Plan Year. The "Plan Year" will be the calendar year; provided, that the first Plan Year is the period beginning on the Effective Date and ending on December 31, 1997.

     2.28 Pre-Tax Contribution Account. The "Pre-Tax Contribution Account" is the account established pursuant to clause (A) of Section 5.1 to evidence Pre-Tax Contributions made on behalf of a Participant.

     2.29 Pre-Tax Contributions. "Pre-Tax Contributions" means contributions made pursuant to Section 4.2.

     2.30 Profit Sharing Account. The "Profit Sharing Account" is the account established pursuant to clause (D) of Section 5.1 to evidence Profit Sharing Contributions made on behalf of a Participant.

     2.31 Profit Sharing Contributions. "Profit Sharing Contributions" means contributions made pursuant to Section 4.1.

     2.32 Qualified Employee. A "Qualified Employee" is any Employee who performs services for a Participating Employer, excluding, however, any such person who is covered by a collective bargaining agreement, for whom retirement benefits were the subject of good faith bargaining between such person's representative and the Participating Employer, and who is not, as a result of such bargaining, specifically covered by this Plan. Notwithstanding the foregoing:

          (A) An Employee shall not be a Qualified Employee for the purpose of making Pre-Tax Contributions if he or she is a nonresident alien who receives no earned income (within the meaning of Code section 911(d)(2)) from a Participating Employer that constitutes income from sources within the United States (within the meaning of Code section 861(a)(3)).

          (B) An Employee shall not be a Qualified Employee for purposes of receiving Profit Sharing Contributions unless he or she either performs services for a Participating Employer primarily within the United States or Puerto Rico, or is seconded by a Participating Employer to an Affiliated Organization and in connection therewith performs services for the Affiliated Organization primarily outside of the United States. In addition, an Employee shall not be a Qualified Employee for purposes of receiving Profit Sharing Contributions if he or she is:

               (1) a foreign national on temporary or permanent assignment with a Participating Employer who is excluded from participation by agreement with a Participating Employer; or

               (2) seconded by a Participating Employer to an Affiliated Organization and in connection therewith performs services for the Affiliated Organization primarily outside of the United States, and is excluded from participation pursuant to the terms of the agreement by which he or she is seconded.

     2.33 Reporting Person. A "Reporting Person" is any Participant or Beneficiary who is subject to the reporting requirements of section 16 of the Securities Exchange Act of 1934 with respect to the securities of H.B. Fuller Company or its affiliates.

     2.34 Rollover Account. The "Rollover Account" is the account established pursuant to clause (C) of Section 5.1 to evidence the amounts, if any, rolled over from an individual retirement arrangement or another qualified plan, or transferred directly from another qualified plan with respect to a Participant, pursuant to Section 4.4.

     2.35  Section 415 Wages.

          (A) A person's "Section 415 Wages" for any period is the sum of all remuneration received by such person during such period from a Participating Employer or other Affiliated Organization that constitutes "compensation" within the meaning of Code section 415(c)(3) and Treasury Regulations.

          (B) The Administrator may, in his or her discretion, for any Plan Year, determine the items of remuneration that, in accordance with Treasury Regulations, will be included in Section 415 Wages for such Plan Year; provided, that for each purpose under this Plan, the Administrator's determination will be uniform throughout any Plan Year.

     2.36 Termination of Employment. For purposes of determining entitlement to a distribution under this Plan, a Participant will be deemed to have terminated employment only if he or she has completely severed his or her employment relationship with all Participating Employers and other Affiliated Organizations or if the Affiliated Organization with which he or she is employed ceases to be an Affiliated Organization. Neither transfer of employment among Participating Employers and other Affiliated Organizations nor absence from active service by reason of disability leave, other than in connection with a permanent total disability, or any other leave of absence will constitute a termination of employment. Notwithstanding the preceding sentence, a Participant who, in conjunction with the disposition of all or any portion of a business operation of the Participating Employer or an Affiliated Organization which is not a disposition of a subsidiary or substantially all of the assets used in a trade or business of the Participating Employer or Affiliated Organization within the meaning of Code section 401(k)(10)(A) with respect to which the requirements of Code section 401(k)(10)(B) and (C) are satisfied, transfers employment to the acquiror of such business operation or to any affiliate of such acquiror will not be considered to have terminated employment. If a Participant is deemed to have continued employment by reason of the preceding sentence, such sentence will continue to apply to such Participant in the event of any subsequent transfer of employment in conjunction with the disposition of all or any portion of a business operation of the initial acquiror or any subsequent acquirors that is not a disposition of a subsidiary of such acquiror or of substantially all of the assets used in a trade or business of such acquiror within the meaning of Code section 401(k)(10)(A) with respect to which the requirements of Code section 401(k)(10)(B) and (C) are satisfied. Except in conjunction with such a disposition of a subsidiary or substantially all of the assets used in a trade or business of the seller that satisfies the requirements of Code section 401(k)(10)(B) and (C), such a Participant will be considered to have terminated employment only when he or she has severed the employment relationship with all such acquirors and their affiliates.

     2.37  Testing Wages.

          (A) Except as provided in Subsection (D), a person's "Testing Wages" for any period is the sum of all remuneration paid to such person by Employers and other Affiliated Organizations that is reportable in box 1 of Internal Revenue Service Form W-2 or otherwise satisfies the definition of "compensation" under Treasury Regulation section 414(s).

          (B) In no event will a person's Testing Wages for any Plan Year be taken into account to the extent they exceed the Annual Compensation Limit.

          (C) The Administrator may, in his discretion, for any Plan Year, determine the items of remuneration that, in accordance with Treasury Regulations, will be included in Testing Wages for such Plan Year; provided, that for each purpose under this Plan, the Administrator's determination will be uniform throughout any Plan Year.

          (D) For purposes of the definition of Highly Compensated Employee in
Section 2.17, "Testing Wages" means Section 415 Wages under Section 2.35, without application of the limitations of Subsection (B) of this Section, plus, for Plan Years beginning before January 1, 1998, the amounts by which a Participant's wages or salary are reduced under Code sections 125 or 401(k).

     2.38 Treasury Regulations. "Treasury Regulations" mean regulations, rulings, notices and other promulgations issued under the authority of the Secretary of the Treasury that apply to, or may be relied upon in the administration of, this Plan.

     2.39 Trust. The "Trust" is that created by the Company, as grantor, for purposes of implementing benefits under the Plan, and may, as from time to time amended, be referred to as the "EFTEC Savings Plan Trust."

     2.40 Trustee. The "Trustee" is the corporation and/or individual or individuals who from time to time is or are the duly appointed and acting trustee or trustees of the Trust.

     2.41 Valuation Date. A "Valuation Date" is the last day of each Plan Year quarter and any interim date on which Participants' Accounts are valued pursuant to Section 5.2.

                                  ARTICLE III
                                  Eligibility
                                  -----------

     3.1  Eligibility Requirements.

          (A) An individual who is a Qualified Employee for the purpose of receiving Profit Sharing Contributions shall become a Participant for such purpose as follows:

               (1) A Qualified Employee who, pursuant to applicable employment policies of the Participating Employer, is a regular, full-time Employee will become a Participant in the Plan for the purpose of receiving Profit Sharing Contributions as of the first day of the Plan Year during which he or she first completes an Hour of Service or, if later, as of the first day of the Plan Year in which he or she becomes a Qualified Employee.

               (2) A Qualified Employee who, pursuant to applicable employment policies of the Participating Employer, is a regular, part-time Employee will become a Participant in the Plan for the purpose of receiving Profit Sharing Contributions as of the first day of the Plan Year during which he or she completes one year of Continuous Service or, if later, as of the first day of the Plan Year in which he or she becomes a Qualified Employee.

          (B) An individual who is a Qualified Employee for the purpose of making Pre-Tax Contributions shall become eligible to be a Participant for such purpose as follows:

               (1) A Qualified Employee who has been employed with a Participating Employer or an Affiliated Organization for a period of six continuous months and has been scheduled to work at least 40 hours per week throughout such period will be eligible to become a Participant for the purpose of making Pre-Tax Contributions as of the first payroll date of the Participating Employer that occurs after the end of such six-month period or, if later, as of the date he or she becomes a Qualified Employee.

               (2) Each Qualified Employee who has been employed with a Participating Employer or an Affiliated Organization for a period of 12 continuous months will be eligible to become a Participant for the purpose of making Pre-Tax Contributions as of the first payroll date of the Participating Employer that occurs after the end of such 12-month period or, if later, as of the date he or she becomes a Qualified Employee.

          (C) Periods of service for purposes of Subsection (B) will be determined in the same manner as Continuous Service; provided that if an Employee incurs a Break in Service before he or she completes either period of service required for eligibility under Subsection (B), any employment before such Break in Service will be disregarded if he or she again becomes a Employee.

          (D) Notwithstanding Subsections (A) or (B), a Qualified Employee may, upon application to the Administrator, become a Participant prior to satisfying the service condition of Subsections (A) or (B) for the sole purpose of making a rollover contribution to the Plan pursuant to Section 4.4. A person who becomes a Participant pursuant to this subsection will not be eligible to have any contributions made to his or her Account other than a rollover contribution and will not be considered to be a Participant for any purpose under the Plan, other than with respect to his or her Rollover Account, until he or she has satisfied the eligibility service requirement of Subsections (A) or (B).

     3.2 Termination or Transfer Prior to Entry Date. An employee whose employment is terminated or who is transferred to an employment classification that is excluded from the definition of the term "Qualified Employee" after satisfying the eligibility requirements but prior to the date he or she would first become eligible to participate in the Plan will, upon subsequent reemployment in, or retransfer to, an employment classification included in the definition of "Qualified Employee," be eligible to commence participation in the Plan as of the first payroll date of the Participating Employer following the date on which he or she first completes an Hour of Service as a Qualified Employee following the termination or transfer.

     3.3 Transfer Among Employers. A Participant who transfers from one Participating Employer to another Participating Employer as a Qualified Employee will continue to participate in the Plan as a Qualified Employee of such other Participating Employer.

     3.4 Multiple Employment. A Participant who is simultaneously employed as a Qualified Employee with more than one Participating Employer will participate in the Plan as a Qualified Employee of all such Participating Employers on the basis of his or her separate Eligible Earnings from each such Participating Employer.

     3.5 Termination or Ceasing to be a Qualified Employee. No contribution will be made by or on behalf of a Participant after the Participant terminates employment with all Participating Employers, transfers to an Affiliated Organization that has not adopted the Plan, or transfers to an employment classification excluded from the definition of "Qualified Employee," except for any employer contribution due on account of the portion of the Plan Year preceding the termination or transfer. Such a Participant will be eligible to resume active participation in the Plan as of the date on which he or she first completes an Hour of Service following his or her reemployment with a Participating Employer as a Qualified Employee.

     3.6 Condition of Participation. Each eligible Qualified Employee, as a condition of participation, will be bound by all of the terms and conditions of the Plan and will furnish to the Administrator such pertinent information and execute such instruments as the Administrator may require.

     3.7 Termination of Participation. A person will cease to be a Participant as of the later of his or her Termination of Employment or the date all benefits, if any, to which he or she is entitled under this Plan have been distributed.

                                  ARTICLE IV
                                 Contributions
                                 -------------

     4.1  Profit Sharing Contributions.

          (A) Subject to the limitations of Article X, for each Plan Year for which "Worldwide Company Earnings," as that term is defined in Subsection (B), equal or exceed 2.7%, each Participating Employer may, in the Company's discretion, make a contribution to the Trust on behalf of each Participant who is eligible to receive Profit Sharing Contributions, who was employed with the Participating Employer during such Plan Year, and who is employed with an Affiliated Organization on the last day of such Plan Year in amounts, if any, determined as follows:

               (1) in the case of a Participant who, as of the last day of such Plan Year, is not exempt from the overtime provisions of the Fair Labor Standards Act of 1938, as amended, or has a pay grade classification of 1 through 26, inclusive, in the amounts determined pursuant to the matrix attached hereto as Exhibit A-1;

               (2) in the case of a Participant who, as of the last day of such Plan Year, has a pay grade classification of 27 through 31, inclusive, in the amounts determined in the manner set forth on the schedule attached hereto as Exhibit A-2; and

               (3) in the case of a Participant who, as of the last day of such Plan Year, has a pay grade classification in excess of 31, or is a commissioned salesperson, in the amounts determined in the manner set forth on the schedule attached hereto as Exhibit A-3.

          (B) Worldwide Company Earnings means 70% of the combined net after-tax earnings from worldwide operations of the Company plus 100% of the combined net after-tax earnings from worldwide operations of H.B. Fuller Company (determined after deducting the cash bonuses and contributions payable pursuant to this
Section 4.1, the EFTEC Profit Share Plan, the H.B. Fuller Company Profit Share Plus Plan, and the H.B. Fuller Company International Profit Share Plus Plan, and without regard to extraordinary financial events), as a percentage of 70% of the combined gross sales revenue from worldwide operations of the Company plus 100% of the combined gross sales revenue from worldwide operations of H.B. Fuller Company. Worldwide Company Earnings for a given Plan Year will be determined by the Company on the basis of the Company's and H.B. Fuller Company's net earnings and gross sales revenue for their respective fiscal years ending within such Plan Year, and such determination will be final and binding on all Participants and other interested persons.

          (C) For each Plan Year, a Participating Employer may make an additional contribution on behalf of any Participant who is not a Highly Compensated Employee in such amount, if any, as the Participating Employer determines to be necessary to satisfy applicable qualification requirements under Code section 401(a), including, without limitation, the requirements imposed by Code sections 401(a)(4) and 410(b).

          (D) A Participating Employer's contributions pursuant to Subsection
(A) for any Plan Year will be paid to the Trustee on such date or dates during or after the Plan Year as the Participating Employer may elect, but in no case more than 12 months after the end of the Plan Year.

          (E) No allocations will be made for a given Plan Year until the Trustee has received all contributions required to be made by all Participating Employers for the Plan Year. Any contributions received by the Trustee prior to the completion of the allocation will remain unallocated and be carried in a suspense account until the allocation is made, but the allocation, when made, will be made as of the last day of the Plan Year for which such contributions are made.

     4.2  Pre-Tax Contributions.

          (A) Subject to the limitations of Article X, for each Plan Year the Participating Employer of each Active Participant who is eligible to make Pre-Tax Contributions will make Pre-Tax Contributions to the Trust on behalf of such Participant in the amount by which the Participant's Eligible Earnings have been reduced in accordance with the succeeding provisions of this section. Pre-Tax Contributions will he paid to the Trustee as soon as practicable after the date on which the Participant would have otherwise received the Eligible Earnings with respect to which such contribution is made, but in no event later than the 15th business day of the month following the month in which the Participant would have otherwise received the Eligible Earnings.

          (B) Except as provided in Subsection (C), a Participant's Eligible Earnings will be reduced in accordance with the following rules:

              (1) A Participant may elect to reduce his or her Eligible Earnings by any 1% increment from 1% to 15%. The percentage so elected will automatically apply to the Participant's Eligible Earnings as adjusted from time to time. Plan Rules for any Plan Year may specify a maximum percentage for Highly Compensated Employees that is less than the percentage specified for non-Highly Compensated Employees.

               (2) Reduction of a Participant's Eligible Earnings will commence as of the first payroll period of the Participating Employer that follows by at least 30 days (or such shorter period as Plan Rules may allow) the later of

                    (a) the date on which the Participant's complete and
               accurate election is made in accordance with Plan Rules, and

                    (b) the date on which the Participant enters or reenters the
               Plan pursuant to Article III.

               (3) Neither reductions of a Participant's Eligible Earnings nor Pre-Tax Contributions on behalf of a Participant will be made while he or she is not a Qualified Employee. Only Eligible Earnings payable after a Participant's election has been filed will be reduced pursuant to the election.

               (4) A Participant may change the percentage rate at which his or her Eligible Earnings will be reduced by giving notice in accordance with Plan Rules. The change will be effective as of the first payroll date that follows the Administrator's processing of the Participant's notice.

               (5) A Participant may suspend Eligible Earnings reductions for at least six months by giving notice in accordance with Plan Rules. The suspension will be effective beginning with the first payroll date that begins after the Administrator's processing of the Participant's notice. Eligible Earnings reductions for any Participant who makes a hardship withdrawal under Section 7.1 will be automatically suspended for the 12-month period beginning on the date of the withdrawal distribution.

               (6) A Participant whose Eligible Earnings reductions have ceased by reason of loss of eligibility or automatic or voluntary suspension may, after the restoration of eligibility or the end of the suspension period, resume Eligible Earnings reductions by giving notice of the change in accordance with Plan Rules.

               (7) In no event will a Participant's Eligible Earnings reductions with respect to payments, other than commissions, to which the Participant may be entitled following termination of employment continue beyond the end of the month next following the month in which the Participant's employment terminated.

          (C) A Participant's Eligible Earnings will be reduced in accordance with uniform procedures established by the Administrator. Eligible Earnings may be reduced only on a continuing payroll period basis; no lump sum reductions will be permitted. If any election or notice submitted by a Participant to the Administrator is not processed on a timely basis or if, for any reason, a Participant's Eligible Earnings are not reduced in accordance with the Participant's election, no retroactive adjustments of the Participant's Eligible Earnings reductions will be made to take into account the effect of any such delay or failure. Plan Rules may, however, permit a Participant to elect to reduce his or her Eligible Earnings payable during any remaining portion of the Plan Year in which the delay or failure occurred at more than the otherwise applicable percentage to adjust for the effect of such delay or failure.

     4.3  Matching Contributions.

          (A) Subject to the limitations of Article X, each Participating Employer will contribute to the Trust, out of its annual earnings or profits for its fiscal year ending within the Plan Year in question or out of its accumulated earnings or profits from prior years, on behalf of each Participant who, during such Plan Year, was a Qualified Employee of such Participating Employer and for whom Pre-Tax Contributions were made, an amount equal to the lesser of:

              (1) the total amount of Pre-Tax Contributions made for such Participant for such Plan Year, and

              (2) 3% of such Participant's Eligible Earnings for the portion of such Plan Year during which he or she had Pre-Tax Contributions made on his or her behalf.

Such contributions may, if the Employer's governing body so determines, be made notwithstanding an insufficiency of the Employer's current or accumulated profits.

          (B) Any Matching Contributions for a Plan Year will be paid to the Trustee on such date or dates as the Participating Employer may elect during or following such year; provided, first, that the total amount of the Participating Employer's contribution will be paid in full on or before the date required for filing its federal income tax return for such year, or such date as duly extended; and second, that the Participating Employer will either:

              (1) designate the payment in writing to the Trustee as a payment on account of such fiscal year, or

              (2) claim such payment as a deduction on its federal income tax return for such fiscal year.

          (C) No Matching Contribution will be made with respect to any portion of a Participant's Pre-Tax Contributions that is forfeited or returned to the Participant pursuant to Section 10.1, 10.2, 10.4 or 10.6. (For this purpose all such forfeitures and distributions will be deemed to be made first from any Pre-Tax Contributions with respect to which no Matching Contribution was made.) Any Matching Contribution that is, by reason of errors in projecting the amount of a Participant's Pre-Tax Contributions or otherwise, allocated to a Participant's Account and subsequently determined to violate the foregoing provision will be subtracted from such Account as soon as practicable and will be applied to reduce the Participating Employer contributions that would otherwise be made for the Plan Year in which such excess contribution was made. If, because of the passage of time, the employer contribution for such Plan Year cannot be reduced, such excess contribution will, subject to Section 10.6, be allocated in the discretion of the Administrator among the Accounts of all Participants who made Pre-Tax

Contributions as if it were an additional Matching Contribution for such Plan Year, or as a corrective contribution pursuant to Section 4.5.

     4.4  Rollovers and Transfers.

          (A) A Participant or a Qualified Employee pursuant to Section 3.1(C) may, with the prior consent of the Administrator, contribute to the Trust, within 60 days of receipt,

               (1) the balance of an individual retirement account to which the only contributions have been one or more eligible rollover distributions from a plan qualified under Code section 401(a), or

               (2) an eligible rollover distribution from such a qualified plan.

          (B) With the prior consent of the Administrator, the accounts of a Participant or, pursuant to Section 3.1(C), a Qualified Employee under another tax-qualified plan may be transferred directly to the Trust. In no event may such a transfer be made that would require the Plan to provide any option with respect to the form or time of distribution or any other right, benefit or feature not available under the Plan prior to the transfer.

          (C)  Any contribution or transfer to the Trust pursuant to Subsection
(A) or (B) must be made in cash and will be credited to the Participant's Rollover Account.

     4.5 Corrective Contributions. For any Plan Year a Participating Employer may, in its discretion, contribute to the Pre-Tax Contribution Accounts, the Matching Contribution Accounts or both of Qualified Employees other than Highly Compensated Employees or any group of such employees such amounts as it deems advisable to assist the Plan in satisfying the requirements of Sections 10.2,
10.3 and 10.4 for such Plan Year. Such contributions will be allocated among such accounts in proportion to the Qualified Employees' Eligible Earnings, in proportion to the Pre-Tax Contributions made for such Qualified Employees or in equal shares as the Participating Employer will direct at the time such contribution is made. Except as provided in Section 7.1(B), each such contribution will be treated, for all purposes of the Plan, in the same manner as other contributions allocated to the same account. To the extent required by Treasury Regulations, contributions under this section will be maintained in a separate subaccount of the Account to which they are credited.

     4.6 Additional Discretionary Contributions. For any Plan Year, a Participating Employer may, in its discretion, contribute to the Accounts of Qualified Employees other than Highly Compensated Employees an amount calculated to approximate the fees charged to such Accounts during the Plan Year (either directly or through a reduction in the investment earnings credited to such Accounts) by any investment Funds in which such Accounts are invested.

                                   ARTICLE V
                        Trustee's Accounts and Valuation
                        --------------------------------

     5.1 Establishment of Accounts. The following Accounts will be established and maintained for each Participant:

          (A) A Pre-Tax Contribution Account, to which there will be credited the amount of Pre-Tax Contributions a Participating Employer has made on the Participant's behalf, and any additional transferred amounts credited to such Account pursuant to the provisions of any Appendix to this Plan.

          (B) A Matching Contribution Account, to which there will be credited the amount of the Matching Contributions made for the Participant pursuant to this Plan, and any additional transferred amounts credited to such Account pursuant to the provisions of any Appendix to this Plan.

          (C) A Rollover Account, to which there will be credited the amount of any Rollover Contributions and any additional transferred amounts credited to such Account pursuant to the provisions of any Appendix to this Plan.

          (D) A Profit Sharing Account, to which there will be credited the amount of any Profit Sharing Contributions and any additional transferred amounts credited to such Account pursuant to the provisions of any Appendix to this Plan.

There shall also be established such additional Accounts as may be required pursuant to the provisions of any Appendix to this Plan.

     5.2 Valuation and Account Adjustment. As of the close of each business day, each Participant's Accounts within each investment Fund established pursuant to Section 6.1 will be separately adjusted in a uniform and equitable manner for income, expense, gains and losses of the investment Fund since the last prior adjustment.

     5.3 Allocations Do Not Create Rights. The fact that allocations are made and credited to the Accounts of a Participant will not vest in the Participant any right, title or interest in or to any portion of the Fund except at the time or times and upon the terms and conditions expressly set forth in the Plan. Notwithstanding any allocation or credit to the Account of any Participant, the issuance of any statement to the Participant or the distribution of all or any portion of a Participant's Account balance, the Administrator may direct the Participant's Account to be adjusted to the extent necessary to correct any error in such Account, whether caused by a misapplication of any provision of the Plan or otherwise, and may recover from the Participant or the Participant's Beneficiary the amount of any excess distribution. Any such adjustment will be made within a reasonable time after the error is discovered.

                                  ARTICLE VI
                        Participant Investment Direction
                        --------------------------------

     6.1 Establishment of Investment Funds. In order to allow each Participant to determine the manner in which his or her Accounts will be invested, the Trustee will maintain, within the Trust, three or more separate investment Funds of such nature and possessing such characteristics as the Company may specify from time to time. Each Participant's Accounts will be invested in the investment Funds in the proportions directed by the Participant in accordance with the procedures set forth in Sections 6.2 and 6.3. The Company may, from time to time, direct the Trustee to establish additional investment Funds or to terminate any existing investment Fund.

     6.2  Contribution Investment Directions.

          (A) Subject to the provisions of Section 6.5 and of any Appendix to this Plan, each Participant will direct the manner in which contributions to his or her Accounts will be invested among the Funds maintained pursuant to Section
6.1. Investment selections must be made in such increments with respect to the Participant's Account as the Plan Rules specify. Each direction must be made in the manner prescribed by Plan Rules, and must first be made in conjunction with the Participant's enrollment in the Plan. To the extent a Participant fails to direct Account investments, the Accounts may be invested in a short-term money market or similar Fund specified by Plan Rule.

          (B) Subject to the provisions of Section 6.5 and of any Appendix to this Plan, a Participant may direct a change in the manner in which future contributions to his or her Accounts will be invested among the investment Funds. Such a direction will be made in accordance with the procedures established by the Trustee.

          (C) Contributions made prior to a date on which they may be invested in the investment Fund directed by the Participant may be invested in short-term investments until such date, at which time the contributions will be invested in the appropriate investment Fund or Funds in accordance with the Participants' directions. Any income realized from such short-term investments will be allocated in a uniform and equitable manner among the investment Funds in which such contributions are invested.

     6.3  Transfer Among Investment Funds.

          (A) Subject to the provisions of Section 6.5 and of any Appendix to this Plan, a Participant may direct the transfer of such increment of the aggregate of his or her Accounts as the Plan Rules specify among the investment Funds. Each transfer direction will be made in accordance with the procedures established by the Trustee. A transfer will be based on the value of the Participant's Accounts as of the close of business on the day on which the transfer is effective. A transfer will be effective:

               (1) As of the close of business on the day of receipt by the Trustee, if received on a business day prior to the time specified by the Trustee; or

               (2) As of the close of business on the first business day following receipt by the Trustee, if received other than on a business day or after the time specified by the Trustee.

          (B) A Beneficiary of a deceased Participant or an alternate payee for whom a segregated account is established will be entitled to direct the investment of the portion of the account to which such person is entitled as if such person were the Participant. A Beneficiary will not be entitled to give such directions until the Administrator has determined his or her identity as a Beneficiary and the portion of the Account to which he or she is entitled. An alternate payee will not be entitled to give such directions if the order designating him or her as an alternate payee provides that the Participant will retain such authority or, in any event, until such order has been finally determined to be a qualified domestic relations order and the specified portion of the Participant's Account has been segregated. The investment directions given by a Participant will remain in effect following his or her death until the Beneficiary gives other directions.

     6.4  Investment Direction Responsibility Resides With Participants.
Neither the Administrator nor the Trustee will have any authority, discretion, responsibility or liability with respect to a Participant's, Beneficiary's or alternate payee's selection of the investment Funds in which his or her Accounts will be invested, the entire authority, discretion and responsibility for, and any results attributable to, the selection being that of the Participant, Beneficiary or alternate payee.

     6.5  Employer Stock Fund Rules.

          (A) The Trustee will establish as one of the investment Funds under
Section 6.1, a Fund, referred to as the "Company Stock Fund," which will be invested primarily in publicly traded common stock of H.B. Fuller Company. The succeeding provisions of this section will apply to the Company Stock Fund notwithstanding any contrary provisions of this article.

          (B) Notwithstanding any other provisions of the Plan or the instrument evidencing the Trust, a Participant who is a Reporting Person will not be permitted to change the investment of his or her existing Account balances in the Company Stock Fund unless at least six months has expired since the Participant's last election under this Plan (or under any other plan of H.B. Fuller Company or its affiliates) to effect a "Discretionary Transaction" (as such term is defined in SEC Rule 16b-3) which was:

               (1) an acquisition of equity securities of H.B. Fuller Company or its affiliates, if the current transaction involves a transfer of funds out of the Company Stock Fund; or

               (2) a disposition of equity securities of H.B. Fuller Company or its affiliates, if the current transaction involves a transfer of funds into the Company Stock Fund.

          (C) Each Participant and Beneficiary having an interest in the Company Stock Fund will be afforded the opportunity to direct the manner in which shares of common stock of H.B. Fuller Company credited to the Account of such person will be voted in connection with any stockholder action of H.B. Fuller Company. In the event of a public tender or exchange offer for shares of common stock of H.B. Fuller Company, each Participant and Beneficiary will be entitled to direct whether or not the shares credited to such person's Account will be tendered for sale or exchange in connection with such offer. Solely for purposes of the preceding sentence, each Participant and Beneficiary is designated as a "named fiduciary" within the meaning of section 403(a)(1) of Employee Retirement Income Security Act of 1974. Voting and tender decisions will be effected in accordance with the following rules:

               (1) The Administrator will, prior to each meeting of H.B. Fuller Company stockholders, cause to be furnished to each such Participant and Beneficiary a copy of the proxy solicitation materials, together with a form requesting confidential directions on how the shares of H.B. Fuller Company common stock allocated to such person's Account are to be voted on each matter to be brought before such meeting. The Administrator will use his best efforts to ensure that each Participant and Beneficiary receives such information as will be distributed to stockholders of H.B. Fuller Company in connection with any public tender or exchange offer for shares of H.B. Fuller Company common stock and that each receives a form on which confidential directions may be given to the Trustee.

               (2) The Trustee will vote the number of shares allocated to each Participant's and Beneficiary's Account as directed by the Participant or Beneficiary if the direction is received in time for the direction to be processed. In the case of a public tender or exchange offer, the Trustee will tender the shares allocated to the Participant's or Beneficiary's Account if so directed by the Participant or Beneficiary, and will not tender shares allocated to the Account of a Participant or Beneficiary who either directs that such shares not be tendered or does not furnish a timely direction to the Trustee. The combined fractional shares of Participants and Beneficiaries will be voted or tendered to the extent possible to effect the directions of Participants and Beneficiaries to whose Accounts the fractional shares are allocated.

               (3) The Trustee will vote any H.B. Fuller Company common stock that has not been allocated to any Participant's or Beneficiary's Account and any allocated stock with respect to which it does not receive timely directions on any matter in the same proportion as it is instructed to vote shares with respect to which the Trustee has received timely directions. The Trustee will tender for sale or exchange in a public tender or exchange offer any H.B. Fuller Company common stock not allocated to the Account of any Participant or Beneficiary in the same proportion as it tenders the stock allocated to the Accounts of Participants and Beneficiaries.

          (D) The Administrator will furnish all information provided to holders of stock held in the Company Stock Fund to Participants and Beneficiaries whose Accounts are invested in such Fund. Information relating to the purchase, holding, and sale of interests in the Company Stock Fund, and the exercise by Participants and Beneficiaries of voting, tender and similar rights with respect to stock held in the Company Stock Fund, shall be maintained in accordance with procedures which are designed to safeguard the confidentiality of such information, except to the extent necessary to comply with federal laws or state laws not preempted by the Employee Retirement Income Security Act of 1974. An independent fiduciary shall be appointed to carry out any activities which the Administrator determines involve a potential for undue influence upon Participants and Beneficiaries with regard to the direct or indirect influence of their rights under this Section 6.5. The Administrator shall ensure that the procedures required by this clause (D) are sufficient to safeguard the confidentiality of such information, that such procedures are being followed, and that the independent fiduciary required by this clause (D) is appointed.

                                  ARTICLE VII
                         Withdrawals During Employment
                         -----------------------------

     7.1  Hardship Withdrawals from Pre-Tax Contribution Account.

          (A) Subject to the provisions of Section 7.4, a Participant may withdraw from his or her Pre-Tax Contribution Account an amount not in excess of the amount of Pre-Tax Contributions made on the Participant's behalf on or prior to the Valuation Date that last precedes the date of distribution, reduced by the amount of Pre-Tax Contributions previously distributed from such Account. Such withdrawal will be made only if the Administrator determines that the distribution is made on account of an immediate and heavy financial need of the Participant and is necessary to satisfy such financial need.

          (B) The amount subject to withdrawal will include any earnings credited to the Participant's Pre-Tax Contribution Account on or before December 31, 1988, to the extent not previously withdrawn or distributed, and will exclude any corrective contributions made to the Participant's Pre-Tax Contribution Account pursuant to Section 4.5, any Matching Contributions redesignated as Pre-Tax Contributions pursuant to Section 10.2(D)(2), and any Profit Sharing Contributions redesignated as Pre-Tax Contributions pursuant to
Section 10.2(D)(3).

          (C) A distribution will be deemed to be made on account of an immediate and heavy financial need only if it is determined by the Administrator to be on account of:

               (1) expenses for medical care, described in Code section 213(d), incurred or to be incurred by the Participant, the Participant's spouse or the Participant's dependent (as described in Code section
          152);

               (2) costs directly related to the purchase (excluding mortgage payments) of a principal residence of the Participant;

               (3) payment of tuition and related educational expenses for the next year of post-secondary education for the Participant or his or her spouse, child or other dependent; or

               (4) payments necessary to prevent the eviction of the Participant from his or her principal residence or foreclosure of the mortgage on the Participant's principal residence.

          (D) A distribution will be deemed to be necessary to satisfy the immediate and heavy financial need of the Participant only if the Administrator determines that each of the following requirements are satisfied.

               (1) The distribution is not in excess of the sum of the amount of the immediate and heavy financial need of the Participant plus, if elected by the Participant, the amount of federal taxes required to be withheld from the distribution.

               (2) The Participant has received all withdrawals and has taken all nontaxable loans available under all qualified plans maintained by any Affiliated Organization.

               (3) All Pre-Tax Contributions under this Plan and all elective deferrals and after tax employee contributions under all other plans maintained by any Affiliated Organization by or on behalf of the Participant will be suspended for a period of at least 12 months following the date of the distribution.

               (4) For the Participant's taxable year following the taxable year during which he or she received the distribution, the amount of Pre-Tax Contributions and elective contributions under all other qualified plans maintained by any Affiliated Organization that may be made on the Participant's behalf under Code Section 402(g) and Section 10.1 of the Plan will be reduced by the sum of Pre-Tax Contributions and such other elective contributions made on the Participant's behalf for the taxable year during which he or she received the distribution.

          (E) The Administrator's determination of the existence of a Participant's financial hardship and the amount that may be withdrawn to satisfy the need created by such hardship will be made in accordance with Treasury Regulations, and will be final and binding on the Participant. Such withdrawal distribution will be made as soon as administratively practicable following the Administrator's determination that a financial hardship exists and will be based on the amount of the Participant's Pre-Tax Contribution Account balance as of the Valuation Date preceding the date of the distribution. The Administrator will not be obligated to supervise or otherwise verify that amounts withdrawn are applied in the manner specified in the Participant's withdrawal application.

     7.2 Withdrawals from Pre-Tax Contribution Account After Age 59-1/2 or in the Event of Disability. Subject to the provisions of Section 7.4, a Participant who has attained age

59-1/2 or has become Disabled may withdraw all or any portion of his or her Pre-Tax Contribution Account balance. Eligible Earnings reductions under Section
4.2 for a Participant who makes a withdrawal under this section will be suspended for a period of six months from the date of the withdrawal distribution.

     7.3  Withdrawals from Rollover Accounts.  Subject to the provisions of
Section 7.4, a Participant may withdraw from the Rollover Account an amount not in excess of the balance of such Account. Only one such withdrawal may be made during any Plan Year.

     7.4 Rules for Withdrawals. Except as otherwise provided in an Appendix to this Plan:

          (A) A withdrawal distribution will be made only upon the Participant's application in the manner prescribed by Plan Rules. A withdrawal distribution will be made as soon as administratively practicable following the date of the Administrator's or Trustee's determination that the Participant is entitled to the withdrawal.

          (B) The amount of a withdrawal must be at least equal to the balance of the Account from which it is made or $200, whichever is less.

          (C) If the amount of a withdrawal could properly be distributed from more than one Account it shall be distributed from the Participant's Accounts in such order as the Administrator shall establish by Plan Rules.

          (D) The amount withdrawn shall be distributed from the investment Funds in which the Account(s) from which the withdrawal is made are invested, in proportion to the balance of such Account(s) invested in each such Fund.

          (E) If an Account from which a withdrawal is made is invested in the Company Stock Fund, distribution of such Account will be made in shares of H.B. Fuller Company common stock or cash, whichever the Participant elects; provided, first, that only a whole number of shares may be distributed in kind and the balance of any distribution will be paid in cash; and second, that, if the Administrator does not receive an election from the Participant at least 30 days prior to the date of distribution (or such shorter period as Plan Rules may prescribe), distribution will be made in cash.

          (F) The provisions of Section 9.8 will apply to any withdrawal distribution that constitutes an eligible rollover distribution within the meaning of Code section 402(c).

          (G) The value of a Participant's Accounts will be determined as of the Valuation Date that last precedes the date on which the withdrawal distribution is made.

          (H) A Participant who is a Reporting Person may not withdraw any portion of his or her Accounts that is invested in the Company Stock Fund until at least six months has expired since the Participant's last election under this Plan (or under any other plan of H.B. Fuller Company or its affiliates) to effect a "Discretionary Transaction" (as such term is defined in SEC Rule 16b-3) which was an acquisition of equity securities of H.B. Fuller Company or its affiliates. This clause (H) shall be construed consistently with SEC Rule 16b-3, and shall not apply to withdrawals on account of a Participant's Termination of Employment, Disability, retirement or death.

     7.5 Withdrawals from Matching Contribution Account if Disabled. Subject to the provisions of Section 7.4, a Participant who has become Disabled may withdraw all or any portion of his or her Matching Contribution Account balance.

                                  ARTICLE VIII
                            Vesting and Forfeitures
                            -----------------------

     8.1  Vesting.

          (A) Each Participant will always have a fully vested, nonforfeitable interest in his or her Pre-Tax Contribution Account and Rollover Account.

          (B) Each Participant will acquire a fully vested, nonforfeitable interest in his or her Matching Contribution Account and Profit Sharing Account upon attaining his or her Normal Retirement Date while employed with the Company or an Affiliated Organization.

          (C) A Participant will acquire a fully vested, nonforfeitable interest in his or her Matching Contribution Account and Profit Sharing Account if he or she dies or becomes Disabled while employed with an Affiliated Organization.

          (D) A Participant will acquire a fully vested, nonforfeitable interest in his or her Matching Contribution Account (but not his or her Profit Sharing Account) if the termination of his or her employment occurs on account of the complete and permanent closing of the Participating Employer facility at which the Participant is employed.

          (E) If a Participant's employment terminates at a time when the Participant is not fully vested in his or her Matching Contribution or Profit Sharing Account pursuant to Subsection (B), (C), or (D), the Participant will have no vested interest in such Account if he or she has fewer than five years of Continuous Service and will have a fully vested interest in such Account if he or she has five or more years of Continuous Service.

     8.2  Forfeiture Upon Distribution.

          (A) If the entire vested balance of a Participant's Accounts is distributed before the Participant incurs five consecutive One-Year Breaks in Service, and if the amount of such distribution was not more than $3,500 or the distribution was made with the Participant's consent, the nonvested portion of the Participant's Accounts will, at the time of such distribution, be forfeited. A Participant who has no vested interest in any Account at termination of employment will be deemed to have received distribution of the entire vested balance in such Accounts upon such termination.

          (B) If such a Participant:

               (1) received a distribution of less than the entire balance of his or her Accounts;

               (2) resumes employment with a Participating Employer as a Qualified Employee; and

               (3) repays to the Trustee the full amount distributed (other than his or her after-tax contributions, if any) before the earlier of (a) five years following the date of reemployment with the Participating Employer as a Qualified Employee or (b) the date on which he or she incurs five consecutive One-Year Breaks in Service following the distribution;

then the Employer will restore the amounts forfeited from the Participant's Matching Contribution and Profit Sharing Accounts, unadjusted for any change in value occurring after the Valuation Date immediately preceding the distribution. Such restoration will be made from forfeitures that arise for the Plan Year for which such restoration is to be made. To the extent such forfeitures are insufficient for such purpose, the Participating Employer will contribute the amount required to restore such Accounts.

     8.3  Other Forfeitures.

          (A) Except as provided in Section 8.2, the nonvested portions of a Participant's Matching Contribution and Profit Sharing Accounts will continue to be held in a separate subaccount of such Accounts until the Participant incurs five consecutive One-Year Breaks in Service, at which time such portion of the Accounts will be forfeited. If the Participant resumes employment with an Affiliated Organization prior to incurring five consecutive One-Year Breaks in Service, such subaccount will be disregarded and its balance will be included in the Participant's Account balance. Such subaccount will at all times be invested in a short term money market or similar Fund specified by Plan Rules.

          (B) A Participant's vested interest in each subaccount created under Subsection (A) at any given time will not be less than the amount "X" determined by the formula: X = P(AB + (R x D)) - (R x D), where P is the Participant's vested percentage at the time of determination; AB is the subaccount balance at the time of determination; D is the amount of the distribution; and R is the ratio of the subaccount balance at the time of determination to the subaccount balance immediately following the distribution. For purposes of determining a Participant's vested interest in the portion of the Account that has been restored as provided in Subsection (A), the foregoing formula will be applied, with the term "Account balance" being substituted for "subaccount balance" wherever the latter term is used.

     8.4  Reallocation of Forfeitures.  All forfeitures occurring under this article in a Plan Year will be allocated as of the last day of such Plan Year as follows:

          (A) Such forfeitures will first be applied to restore the accounts of Participants as provided in Section 8.2(B); and

          (B) Any remaining forfeitures will be applied to reduce the Employer contributions for the Plan Year in which the forfeiture occurs.

                                   ARTICLE IX
                        Distributions After Termination
                        -------------------------------

     9.1  Time of Distribution.

          (A) Following a Participant's Termination of Employment, the Trustee will distribute to the Participant or, if the Participant has died, to the Participant's Beneficiary, the value of the Participant's vested interest in his or her Accounts. The amount of such distribution will be equal to the aggregate balance of the Participant's vested interest in his or her Accounts as of the Valuation Date that coincides with or last precedes the distribution date. Subject to the remaining subsections of this section and to any Appendix to this Plan, distribution will be made in accordance with the following provisions.

               (1) If the aggregate balance of the Participant's vested interest in his or her Accounts, at the time of the distribution, is not more than $3,500, distribution will be made as soon as administratively practicable following the termination of the Participant's employment. This clause will not apply, however, if the Participant's vested account balance exceeded $3,500 at the time of any previous distribution to the Participant.

               (2) Except as provided in clause (1), distribution will be made on or as soon as administratively practicable following such date as the Participant specifies by written notice to the Administrator, which date will be no later than the date specified under Subsection
          (B).

               (3) If the Participant dies before distribution has commenced, the Participant's entire interest will be distributed to the Beneficiary in a lump sum not later than five years after the date of the Participant's death; provided that if the aggregate value of the Participant's Accounts exceeds $3,500, the Participant is married on the date of death and has been married throughout the one year period ending on the date of death, and the Participant's spouse is the Beneficiary, the Participant's spouse may elect, in a written, signed statement delivered to the Administrator prior to the first anniversary of the Participant's death, to defer the distribution to such time as such spouse elects, but not later than the date the Participant would have attained age 70-1/2.

Prior to the commencement of any distribution, the Administrator shall provide the Participant or Beneficiary with a written description of the material features, and an explanation of the relative values, of the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of Code section 417(a)(3). Such shall be provided no less than

30 days and no more than 90 days prior to the distribution date; however, a distribution may be made less than 30 (but not less than seven) days after such notice is given if the Administrator clearly informs the distributee that he or she has a right to a period of at least 30 days after receiving the notice to consider whether to elect a distribution (and, if applicable, a particular distribution option) and the distributee, after receiving the notice, affirmatively elects a distribution.

          (B) Except as provided below in this Subsection (B), each Participant's Account balance will be distributed not later than the earlier of:

               (1) the 60th day following the close of the Plan Year during which there occurs the later of:

                    (a) the date the Participant terminates employment, and

                    (b) the Participant's Normal Retirement Date; and

               (2) April 1 of the calendar year following the later of the calendar year during which the Participant attains age 70-1/2 and the calendar year during which the Participant retires.

A Participant whose Account balance is not distributable under clause (1) of Subsection (A) or the surviving spouse who is the Beneficiary of a deceased Participant whose Account balance is not so distributable may, by written notice to the Administrator, defer distribution to a date not later than the date specified in item (1)(b). The notice must be delivered to the Administrator not later than 30 days prior to the date specified in item (1)(a) and must specify the date on which distribution is to be made or begin.

          (C) Notwithstanding the foregoing provisions, no portion of the Participant's Pre-Tax Contribution Account or Matching Contribution Account will be distributed to the Participant following Termination of Employment other than because of the Participant's death or Disability unless the Administrator determines that the Participant has attained age 59-1/2, or has separated from service within the meaning of Code section 401(k)(2)(B), or that the Participant's termination of employment occurred upon the sale by the Participant's Employer of a subsidiary, or of substantially all the assets of a trade or business, in which such Participant was employed.

          (D) Notwithstanding the foregoing provisions of this article, distribution to a Participant who is a 5-Percent Owner (as defined in Code section 416(i)) will commence no later than April 1 of the calendar year following the year in which the Participant attains age 70-1/2, whether or not the Participant has then terminated employment. Prior to termination of employment, a distribution will be made for each calendar year, beginning with the calendar year in which the Participant attains age 70-1/2, in an amount equal to the quotient of the Participant's Account balance as of the last Valuation Date in the calendar year preceding the year for which the distribution is made, divided by the life expectancy of the Participant or, if the Participant so elects, the joint and survivor life expectancy of the Participant and his or her designated beneficiary, determined under section 1.72-9 of Treasury Regulations. Each such distribution will be made not later than the end of the calendar year for which it is made, except that the distribution for the year in which the Participant attains age 70-1/2 will be made not later than April 1 of the succeeding calendar year. Any amount remaining in the Participant's Accounts on the date employment terminates will be distributed in accordance with the provisions of Subsection (A), subject to the limitations of Code section 401(a)(9).

          (E) Except as provided in Subsection (D), no distribution will be made to the Participant prior to the payment of all Eligible Earnings that are subject to reductions in conjunction with Pre-Tax Contributions.

          (F) Notwithstanding any contrary provision of the Plan, all distributions will be made in accordance with Treasury Regulations under Code section 401(a)(9), including Treasury Regulation section 1.401(a)(9)-2, and any provisions of the Plan reflecting Code section 401(a)(9) take precedence over any distribution options that are inconsistent with Code section 401(a)(9).

     9.2 Form of Distribution. Except as otherwise provided in an Appendix to this Plan:

          (A) Each distribution under the Plan, other than distributions pursuant to Section 9.1(D) and Subsection (C) of this section, will be made in a single lump sum payment.

          (B) If the Participant's Account is to be distributed in a lump sum, then to the extent that one or more of the Participant's Accounts is invested in the Company Stock Fund on the Valuation Date as of which the distribution is determined, distribution of such Account will be made in shares of H.B. Fuller Company common stock or cash, whichever the Participant or Beneficiary, as the case may be, elects; provided, first, that only a whole number of shares may be distributed in kind and the balance of any distribution will be paid in cash; and second, that, if the Administrator does not receive an election from the Participant or Beneficiary at least 30 days prior to the date of distribution (or such shorter period as Plan Rules may prescribe), distribution will be made in cash.

          (C) A Participant who terminates employment after completing at least ten years of Continuous Service and attaining age 55 may elect to receive distribution in quarterly installments. If a Participant dies before commencing distributions but after attaining age 55 and completing at least ten years of Continuous Service and such Participant's surviving spouse is the Beneficiary, such surviving spouse may elect to receive distribution in quarterly installments. Any such election will be made in the manner and at the time prescribed by Plan Rules. The election must specify the period over which the installment distributions are to be made and must conform to the requirements of Subsection (D). A Participant or surviving spouse who is receiving installment payments from the Trust may at any time request distribution of all or any portion of the undistributed Account balance.

          (D) Notwithstanding any contrary provision of an election under Subsection (C), installment distributions will be subject to the following rules.

               (1) Installment distributions to the Participant or the Participant's Surviving spouse will be made over a period that does not exceed the joint and survivor life expectancy of the Participant, or such spouse, and the designated Beneficiary, determined in accordance with Treasury Regulations. Unless the Participant, or such spouse, otherwise elects, the life expectancies of the Participant and such spouse will be redetermined at the beginning of each calendar year. The life expectancy of a designated Beneficiary other than the Participant's spouse will, except as otherwise required by Code section 401(a)(9), be determined at the time distributions commence and will be reduced by one year for each succeeding calendar year. Life expectancies will be determined by using the expected return multiples set forth in Treasury Regulation 72-9.

               (2) If a Participant or surviving spouse dies before his or her entire interest has been distributed, distribution of the remaining interest will be made to the Beneficiary in a cash lump sum as soon as practicable after the Participant's death; provided that, if the Participant's spouse is the Beneficiary, such spouse may elect to continue the installment payments over the remainder of the installment period, with any payments remaining unpaid at such spouse's death being made in a cash lump sum as soon as practicable after such spouse's death.

               (3) Each quarterly installment must be at least $100.

     9.3  Beneficiary Designation.

          (A) Each Participant may designate, upon forms furnished by the Administrator, one or more persons to be primary Beneficiaries or alternative Beneficiaries for all or a specified fractional part of his or her aggregate Accounts and may change or revoke any such designation from time to time. No such designation, change or revocation will be effective unless executed by the Participant and received by the Administrator during the Participant's lifetime. Except as provided in Subsection (D), no such change or revocation will require the consent of any person.

          (B) If a Participant

               (1) fails to designate a Beneficiary, or

               (2) revokes a Beneficiary designation without naming another Beneficiary, or

               (3) designates as Beneficiaries one or more persons none of whom survives the Participant, for all or any portion of the Participant's Accounts, such Accounts or portion will be distributed to the first class of the following classes of automatic Beneficiaries that includes a member surviving the Participant:

                    (a) the Participant's spouse;

                    (b) the Participant's issue, per stirpes and not per capita;

                    (c) the representative of the Participant's estate.

          (C) When used in this section and, unless the designation otherwise specifies, when used in a Beneficiary designation: the term "per stirpes" means in equal shares among living children and the issue (taken collectively) of each deceased child, with such issue taking by right of representation; "children" means issue of the first generation; and "issue" means all persons who are descended from the person referred to, either by birth or adoption. The automatic Beneficiaries specified above and, unless the designation otherwise specifies, the Beneficiaries designated by the Participant, will become fixed as of the Participant's death so that, if a Beneficiary survives the Participant but dies before the receipt of all payments due such Beneficiary, any remaining payments will be made to the representative of such Beneficiary's estate. Any designation of a Beneficiary by name that is accompanied by a description of relationship or only by statement of relationship to the Participant will be effective only to designate the person or persons standing in such relationship to the Participant at the Participant's death.

          (D) Notwithstanding Subsection (A), if the Participant and the Participant's spouse have been married throughout the one-year period ending on the date of the Participant's death, no designation of a Beneficiary other than the Participant's spouse will be effective unless such spouse consents to the designation. Any such consent will be effective only with respect to the Beneficiary or class of Beneficiaries so designated and only with respect to the spouse who so consented.

     9.4  Assignment, Alienation of Benefits.

          (A) Except as required under a qualified domestic relations order, no benefit under the Plan may in any manner be anticipated, alienated, sold, transferred, assigned, pledged, encumbered or charged, and any attempt to do so will be void; and no such benefit will in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of the person entitled to such benefit.

          (B) To the extent provided in a qualified domestic relations order, distribution of benefits assigned to an alternate payee by such order may be distributed to the alternate payee prior to the Participant's earliest retirement age. The terms "qualified domestic relations order," "alternate payee" and "earliest retirement age" have the meanings given in Code section 414(p).

     9.5 Payment in Event of Incapacity. If any person entitled to receive any payment under the Plan is physically, mentally, or legally incapable of receiving or acknowledging receipt of the payment, and no legal representative has been appointed for such person, the Administrator in his discretion may (but will not be required to) cause any sum otherwise payable to such person to be paid to any one or more as may be chosen by the Administrator from the following: the Beneficiaries, if any, designated by such person, the institution maintaining such person, a custodian for such person under the Uniform Transfers to Minors Act of any state or such person's spouse, children, parents or other relatives by blood or marriage. Any payment so made will be a complete discharge of all liability under the Plan with respect to any such payment.

     9.6 Payment Satisfies Claims. Any payment to or for the benefit of any Participant, legal representative or Beneficiary in accordance with the provisions of the Plan will, to the extent of such payment, be in full satisfaction of all claims against the Trustee, the Administrator and the Employer, any of whom may require the payee to execute a receipted release as a condition precedent to such payment.

     9.7 Disposition if Distributee Cannot be Located. If the Administrator is unable to locate a Participant or Beneficiary to whom a distribution is due, the Participant's Accounts will continue to be held in the Fund until such time as the Administrator has located the Participant or Beneficiary or the Participant or Beneficiary makes a proper claim for the benefit, as the case may be; provided, that any Accounts not claimed within the period prescribed by applicable escheat laws will be paid to such governmental authorities, in such manner, as is specified in such laws.

     9.8  Direct Rollovers.

          (A) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this section, a Distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover, except as otherwise provided by the Employer's administrative procedures as permitted by regulations. In addition, a Distributee's election of a Direct Rollover shall be subject to the following requirements:

               (1) If the Distributee elects to have only a portion of an Eligible Rollover Distribution paid to an Eligible Retirement Plan in a Direct Rollover, that portion must be equal to at least $500.

               (2) If the entire amount of a Distributee's Eligible Rollover Distribution is $500 or less, the distribution may not be divided. Instead, the entire amount must either be paid to the Distributee or to an Eligible Retirement Plan in a Direct Rollover.

               (3) A Distributee may not elect a Direct Rollover if the Distributee's Eligible Rollover Distributions during a year are reasonably expected by the Administrator to total less than $200 (or any lower minimum amount specified by the Administrator).

     (4) A Distributee's election to make or not make a Direct Rollover with respect to one payment in a series of periodic payments shall apply to all subsequent payments in the series, except that a Distributee shall be permitted at any time to change, with respect to subsequent payments in the series of periodic payments, a previous election to make or not make a Direct Rollover. A change of election shall be accomplished by the Distributee notifying the Administrator of the change. Such notice must be in the form and manner prescribed by the Administrator.

          (B) Definitions.  Solely for the purposes of this Section 9.8:

               (1) Direct Rollover: A "Direct Rollover" is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

               (2) Distributee: A "Distributee" includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse who is the alternate payee under a qualified domestic relations order, as defined in Code section 414(p), are Distributees with regard to the interest of the spouse or former spouse.

               (3) Eligible Retirement Plan: An "Eligible Retirement Plan" is an individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), an annuity plan described in Code section 403(a), or a qualified trust described in Code section 401(a), that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or an individual retirement annuity.

               (4) Eligible Rollover Distribution: An "Eligible Rollover Distribution" is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; (ii) any distribution to the extent such distribution is required under Code section 401(a)(9); and
          (iii) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

     9.9 Transfers. If a Participant ceases to be an Employee, the Administrator will, if so directed by the Participant, direct the Trustee to transfer the balance of the Participant's Accounts to the trustee of another plan in which the Participant is a participant, provided

          (A) such other plan is qualified under Code section 401(a),

          (B) such other plan satisfies the withdrawal requirements set forth in Code section 401(k) and other similar limitations that continue to apply with respect to such transferred Accounts, and

          (C) such other trustee is willing to accept such transfer.

                                   ARTICLE X
                            Contribution Limitations
                            ------------------------

     10.1 Pre-Tax Contribution Dollar Limitation. The aggregate amount of Pre-Tax Contributions and other "elective deferrals" (within the meaning of Code section 402(g)(3)) under any other qualified plan maintained by any Affiliated Organization with respect to a Participant for any taxable year of the Participant may not exceed $9,500 (automatically adjusted for increases in the cost of living in accordance with Treasury Regulations). The limitation for any Participant who received a hardship distribution under Section 7.1 will, for the year following the year in which such distribution was made, be reduced as provided in Section 7.1(D)(4). If the foregoing limitation is exceeded for any taxable year of the Participant, the amount of Pre-Tax Contributions in excess of such limitation, increased by Fund earnings or decreased by Fund losses attributable to the excess, will be returned to the Participant. Such distribution may be made at any time after the excess contributions are received, but not later than April 15 of the taxable year following the taxable year to which such limitation relates. The amount returned to a Participant who has made elective deferrals for the calendar year other than pursuant to Section
4.2 will, to the extent of such other elective deferrals, be determined in accordance with written allocation instructions received by the Administrator from the Participant not later than March 1 of the taxable year following the taxable year with respect to which the Pre-Tax Contributions were made. The amount of Fund earnings or losses attributable to Pre-Tax Contributions returned to a Participant pursuant to this Section will be determined in the manner specified in Section 10.5.

     10.2 Actual Deferral Percentage Limitations.

          (A) Notwithstanding Section 4.2, to the extent deemed necessary by the Administrator in order to comply with the requirements of Code section 401(k)(3), as set forth below in this Subsection (A), the Administrator may, in his or her discretion exercised uniformly among Participants similarly situated, prospectively decrease the rate at which a Participant's Eligible Earnings will be reduced. The requirements of Code section 401(k)(3) will be satisfied for any Plan Year if, for that Plan Year, the Plan satisfies the requirements of Code section 410(b)(1) with respect to "eligible Employees" and either of the following tests.

               (1) The "actual deferral percentage" for eligible Employees who are Highly Compensated Employees is not more than the product of the actual deferral percentage for eligible Employees who are not Highly Compensated Employees multiplied by 1.25.

               (2) The excess of the actual deferral percentage for eligible Employees who are Highly Compensated Employees over the actual deferral percentage for eligible Employees who are not Highly Compensated Employees is not more than two percentage points and the actual deferral percentage for such Highly Compensated Employees is not more than the product of the actual deferral percentage of eligible Employees who are not Highly Compensated Employees multiplied by two.

          (B)  For purposes of Subsection (A):

               (1) An "eligible Employee" is a Qualified Employee who is eligible to have Pre-Tax Contributions made on his or her behalf for the applicable Plan Year or would be so eligible but for a suspension imposed under Section 7.1(D)(3).

               (2) The "actual deferral percentage for eligible Employees who are Highly Compensated Employees" is the average of the ratios, calculated separately for each such eligible Employee, of the amount of Pre-Tax Contributions made on the eligible Employee's behalf for the current Plan Year, to the Employee's Testing Wages for the portion of the current Plan Year during which he or she was an eligible Employee.

               (3) The "actual deferral percentage for eligible Employees who are not Highly Compensated Employees" is the average of the ratios, calculated separately for each individual who was an eligible Employee, but not a Highly Compensated Employee, for the preceding Plan Year, of the amount of Pre-Tax Contributions made on the eligible Employee's behalf for the preceding Plan Year, to the Employee's Testing Wages for the portion of the preceding Plan Year during which he or she was an eligible Employee. This clause (3) may be applied on the basis of the current Plan Year rather than the preceding Plan Year if the Administrator so elects; however, such an election may not be changed except as permitted by the Commissioner of Internal Revenue.

               (4) In computing actual deferral percentages, the following rules will apply:

                    (a) Unless this Plan is deemed to be a "successor plan"
               within the meaning of Code section 401(k)(3)(E), the amount taken into account as the "actual deferral percentage for eligible Employees who are not Highly Compensated Employees" for the first Plan Year of the Plan shall be 3% or, if the Administrator so elects in accordance with the provisions of Code section 401(k)(3)(E)(ii), the actual deferral percentage for eligible Employees who are not Highly Compensated Employees for such first Plan Year.

                    (b) Any Pre-Tax Contributions made on behalf of an eligible
               Employee who is not a Highly Compensated Employee that are in excess of the limitation of Section 10.1 or that are distributed to the Employee pursuant to Section 10.6(C) or 10.7(D) will be excluded.

                    (c) Except as otherwise provided in Treasury Regulations,
               Pre-Tax Contributions taken into account pursuant to Section 10.3(C)(3) in determining the actual contribution percentage under Section 10.3(B) will be excluded.

                    (d) Elective contributions under any other plan that is
               aggregated with this Plan to satisfy the requirements of Code section 410(b) will be taken into account.

                    (e) To the extent provided in Treasury Regulations, elective contributions made under any other cash or deferred arrangement of the Participating Employer or another Affiliated Organization on behalf of any eligible Employee who is a Highly Compensated Employee will be taken into account.

          (C) If, for any Plan Year, the requirements of Subsection (B) are not satisfied, the Administrator will determine the amount by which Pre-Tax Contributions made on behalf of each Highly Compensated Employee for the Plan Year exceeds the permissible amount as determined under Subsection (B). The determination will be made by successively decreasing the amount of Pre-Tax Contributions of Highly Compensated Employees who, during the Plan Year, had the greatest amount of Pre-Tax Contributions made on their behalf, to the next lower amount, then again decreasing the amount of such Highly Compensated Employees' Pre-Tax Contributions, together with the amount of Pre-Tax Contributions of such Highly Compensated Employees who were already at such lower amount, to the next lower amount, and continuing such procedure for as many decreases as the Administrator deems necessary.

          (D) At such time as the Administrator specifies on or following the last day of the Plan Year for which such determination is made, but in no case later than the last day of the following Plan Year, the excess will be corrected by taking any one or more of the following steps.

               (1) The amount of excess Pre-Tax Contributions so determined, increased by Fund earnings or decreased by Fund losses attributable to such excess as determined under Section 10.5, will be returned to each such Highly Compensated Employee. The amount to be returned pursuant to the foregoing sentence with respect to any Plan Year will be reduced by the portion of the amount, if any, distributed pursuant to
          Section 10.1 that is attributable to Pre-Tax Contributions that relate to such Plan Year, determined by assuming that Pre-Tax Contributions in excess of the limitation described in Section 10.1 for a given taxable year are the first contributions made for a Plan Year falling within such taxable year.

               (2) All or any portion of the Matching Contribution for the Plan Year with respect to which the determination is made will be redesignated as Pre-Tax Contributions (and, except as provided in Section 7.1(B), will have all of the characteristics of Pre-Tax Contributions) for all, or any similarly situated group of, eligible Employees.

               (3) All or any portion of the Profit Sharing Contribution for the Plan Year with respect to which the determination is made will be redesignated as Pre-Tax Contributions (and, except as provided in Section 7.1(B), will have all of the characteristics of Pre-Tax Contributions) for all, or any similarly situated group of, eligible Employees.

               (4) The Participating Employers will make an additional contribution for the Plan Year pursuant to Section 4.5.

     10.3  Actual Contribution Percentage Limitations.

          (A) Notwithstanding Section 4.3, for any Plan Year Matching Contributions may be made on behalf of Participants who are Highly Compensated Employees with respect to that Plan Year only to the extent that either of the following tests is satisfied.

               (1) The "actual contribution percentage" for eligible Employees who are Highly Compensated Employees is not more than the product of the actual contribution percentage for eligible Employees who are not Highly Compensated Employees multiplied by 1.25.

               (2) The excess of the actual contribution percentage for eligible Employees who are Highly Compensated Employees over the actual contribution percentage for eligible Employees who are not Highly Compensated Employees is not more than two percentage points and the actual contribution percentage for such Highly Compensated Employees is not more than the product of the actual contribution percentage of eligible Employees who are not Highly Compensated Employees multiplied by two.

          (B)  For purposes of this section:

               (1) An "eligible Employee" means a Qualified Employee who is eligible to have Matching Contributions made on his or her behalf for the applicable Plan Year, or who would have been so eligible if he or she had elected to make Pre-Tax Contributions for such Plan Year.

               (2) The "actual contribution percentage for eligible Employees who are Highly Compensated Employees" is the average of the ratios, calculated separately for each such eligible Employee, of the amount of Matching Contributions made on the eligible Employee's behalf for the current Plan Year, to the Employee's Testing Wages for the portion of the current Plan Year during which he or she was an eligible Employee.

               (3) The "actual contribution percentage for eligible Employees who are not Highly Compensated Employees" is the average of the ratios, calculated separately for each individual who was an eligible Employee, but not a Highly Compensated Employee, for the preceding Plan Year, of the amount of Matching Contributions made on the eligible Employee's behalf for the preceding Plan Year, to the Employee's Testing Wages for the portion of the preceding Plan Year during which he or she was an eligible Employee. This clause (3) may be applied on the basis of the current Plan Year rather than the preceding Plan Year if the Administrator so elects; however, such an election may not be changed except as permitted by the Commissioner of Internal Revenue.

               (4) In computing actual deferral percentages, the following rules will apply:

                    (a) Unless this Plan is deemed to be a "successor plan"
               within the meaning of Code section 401(k)(3)(E), the amount taken into account as the "actual contribution percentage for eligible Employees who are not Highly Compensated Employees" for the first Plan Year of the Plan shall be 3% or, if the Administrator so elects in accordance with the provisions of Code section 401(m)(3), the actual contribution percentage for eligible Employees who are not Highly Compensated Employees for such first Plan Year.

                    (b) Matching contributions (within the meaning of Code
               section 401(m)(4)(A)) and after-tax contributions made under any other plan that is aggregated with this Plan to satisfy the requirements of Code section 410(b) will be taken into account.

                    (c) To the extent required by Treasury Regulations, matching contributions (within the meaning of Code section 401(m)(4)(A)) and after-tax contributions made under any other qualified plan of any Affiliated Organization on behalf of or by any eligible Employee who is a Highly Compensated Employee will be taken into account.

                    (d) Except as otherwise provided in Treasury Regulations,
               Matching Contributions taken into account pursuant to Section 10.2(D)(2) in determining the actual deferral percentage under
               Section 10.2(B) will be excluded.

                    (e) Matching Contributions taken into account for purposes of the minimum contribution required by Section 14.3(A) will be excluded.

          (C) If, for any Plan Year, the requirements of Subsection (A) are not satisfied, the Administrator will determine the amount by which Matching Contributions made on behalf of each Highly Compensated Employee for the Plan Year exceeds the permissible amount as determined under Subsection (A), such determination being made in accordance with the procedure described in Section 10.2(C) with respect to reductions of Eligible Earnings. At such time as the Administrator specifies on or following the last day of the Plan Year for which such determination is made, but in no case later than the last day of the following Plan Year, the excess will be corrected by taking any one or more of the following steps.

               (1) The amount of excess Matching Contributions so determined with respect to each Highly Compensated Employee and family member, increased by Fund earnings or decreased by Fund losses attributable to such excess, will be distributed to such person; provided, however, that to the extent the excess Matching Contributions would not be fully vested if retained in the Plan, such excess will be forfeited rather than distributed, and any such forfeitures will be applied as provided in Section 4.3(C). The amount of distributable Fund earnings or losses will be determined in the manner specified in Section 10.5.

               (2) The Participating Employer will make an additional Matching Contribution for the Plan Year pursuant to Section 4.5.

               (3) All or any portion of Pre-Tax Contributions for the Plan Year for which the determination is made will, in accordance with Treasury Regulations, be taken into account in determining the actual contribution percentage as if they were Matching Contribution.

               (4) To the extent permitted by Treasury Regulations, all or any portion of the Profit Sharing Contribution for the Plan Year with respect to which the determination is made will be redesignated as Matching Contributions (and, except as provided in Section 7.1(B), will have all of the characteristics of Pre-Tax Contributions) for all, or any similarly situated group of, eligible Employees.

     10.4 Multiple Use Limitation.

          (A) This section applies for any Plan Year for which the aggregate limit of the actual deferral percentage test under Section 10.2 and the actual contribution percentage test under Section 10.3 is exceeded. For purposes of this subsection, the aggregate unit is the greater of:

               (1)  The sum of:

                    (a) the product of 1.25, multiplied by the greater of:

                        (i) the actual deferral percentage, as determined under
                    Section 10.2(B)(3), for the applicable Plan Year for eligible Employees who are not Highly Compensated Employees, or

                        (ii) the actual contribution percentage, as determined
                    under Section 10.3(B)(3), for the applicable Plan Year for eligible Employees who are not Highly Compensated Employees;

               plus

                    (b) the sum of two percentage points plus the lesser of the actual deferral percentage determined under item (i) of clause
               (a) above or the actual contribution percentage determined under item (ii) of clause (a) above, with such sum in no case exceeding twice the lesser of such actual deferral percentage or actual contribution percentage;

          or

               (2)  The sum of:

                    (a) the product of 1.25, multiplied by the lesser of:

                        (i) the actual deferral percentage, as determined under
                    Section 10.2(B)(3), for the applicable Plan Year for eligible Employees who are not Highly Compensated Employees, or

                        (ii) the actual contribution percentage, as determined
                    under Section 10.3(B)(3), for the applicable Plan Year for eligible Employees who are not Highly Compensated Employees;

               plus

                    (b) the sum of two percentage points plus the greater of the actual deferral percentage determined under item (i) of clause
               (a) above or the actual contribution percentage determined under item (ii) of clause (a) above, with such sum in no case exceeding twice the lesser of such actual deferral percentage or actual contribution percentage.

          (B) If, for any Plan Year, the calculations under Subsection (A) require that this section be applied, the Administrator will determine the amount by which Matching Contributions made on behalf of each Highly Compensated Employee for the Plan Year causes the excess amount determined under Subsection
(A), such determination being made in accordance with the provisions of Section 10.3(C). At such time as the Administrator specifies on or following the last day of the Plan Year for which such determination is made, but in no case later than the last day of the following Plan Year, the excess will be corrected by taking any one or more of the steps described in Sections 10.2(D) and 10.3(C).

     10.5 Earnings on Contributions.

          (A) The amount of Fund earnings or losses with respect to the excess amount of contributions returned to a Highly Compensated Employee pursuant to the foregoing provisions of this article will be the sum of the earnings or losses attributable to such excess amount for the Plan Year with respect to which the determination is being made, as determined in accordance with Subsection (B), plus the earnings or losses attributable to such excess amount for the period between the end of that Plan Year and the date on which such excess contributions are distributed to the Participant as determined in accordance with Subsection (C).

          (B) The earnings or losses attributable to such excess amount for the Plan Year is the product of the total earnings or losses for the Participant's Account to which the excess contributions were credited for the Plan Year, multiplied by a fraction, the numerator of which is the excess amount of contributions made on the Participant's behalf to such Account for the Plan Year, and the denominator of which is the closing balance of such Account for the Plan Year, decreased by the amount of earnings credited to that Account, or increased by the amount of losses debited to that Account, for the Plan Year.

          (C) The earnings or losses attributable to such excess amount for the period between the end of the Plan Year for which the determination is being made and the date on which such excess contributions are distributed to the Participant will be the amount determined in a reasonable manner permitted under Treasury Regulations, including the product of 10% of the earnings or losses attributable to such excess amount for the Plan Year, as determined in accordance with Subsection (B), multiplied by the number of calendar months during the period for which the determination is being made, with a distribution being made on or before the 15th day of a month being deemed to have been made on the last day of the preceding month and a distribution being made after the 15th day of a month being deemed to have been made on the first day of the following month.

     10.6 Aggregate Defined Contribution Limitations.

          (A) Notwithstanding any contrary provisions of this Plan, there will not be allocated to any Participant's Accounts for a Limitation Year any amount that would cause the aggregate "annual additions" with respect to the Participant for the Limitation Year to exceed the lesser of:

               (1) $30,000 (or, if greater, one-fourth of the dollar limitation in effect under Code section 415(b)(1)(A)); and

               (2) 25% of the Participant's Section 415 Wages for the Limitation Year.

          (B) For purposes of Subsection (A), the "annual additions" with respect to a Participant for a Limitation Year are the sum of:

               (1) the aggregate amount of Pre-Tax, Matching and Profit Sharing Contributions and forfeitures allocated to the Participant's Accounts under the Plan for the Limitation Year (including any Pre-Tax Contributions and Matching Contributions that are distributed or forfeited pursuant to Section 10.2, 10.3 or 10.4, but excluding any Pre-Tax Contributions in excess of the limitation of Section 10.1 that are distributed to the Participant by the April 15 following the Plan Year to which such contributions relate) and employer contributions, employee contributions and forfeitures allocated to the Participant's accounts under any other qualified defined contribution plan maintained by any Affiliated Organization for the Plan Year; plus

               (2) amounts allocated to an individual medical account, as defined in Code section 415(l)(2), which is part of a pension or annuity plan maintained by an Affiliated Organization; plus

               (3) the amount, if any, attributable to post-retirement medical benefits that is allocated to a separate account for the Participant as a "key employee" (as defined in Section 14.3(C)), to the extent required under Code section 419A(d)(1).

          (C) If the Administrator, in his or her discretion, determines that the limitation under Subsection (A) would otherwise be exceeded for a Limitation Year to the extent necessary to prevent such excess from occurring, the amount of a Participant's Eligible Earnings reductions and Pre-Tax Contributions will be prospectively reduced. If a further reduction of contributions is required, the amount of the Profit Sharing Contribution that would otherwise be allocated to the Participant's Profit Sharing Contribution Account will be reduced and the aggregate amount of the Profit Sharing Contribution for the Plan Year will be reduced by the same amount. If, in spite of such reductions and as a result of reasonable error in estimating the amount of the Participant's Eligible Earnings, Pre-Tax Contributions, other elective deferrals within the meaning of Code section 402(g)(3) or Section 415 Wages for the Plan Year, the limitation would otherwise be exceeded, then, to the extent required to prevent such excess,

               (1) the amount of Pre-Tax Contributions made for the Participant will be distributed to the Participant and any Matching Contributions attributable to the amount so distributed, together with earnings on such contributions, will be forfeited, and

               (2) if a further excess would otherwise exist, the amount of such excess will be held unallocated in a suspense account and will be allocated to all other Active Participants for the Limitation Year and, to the extent necessary, subsequent Limitation Years, before Participating Employer contributions are made for such Limitation Year or Years, and will operate to reduce the amount of Participating Employer contributions for such Limitation Year or Years.

     10.7 Aggregate Defined Contribution/Defined Benefit Limitations.

          (A) In no event will the amount of a Participant's annual additions under the Plan for a Limitation Year ending prior to January 1, 2000 exceed an amount that would cause the decimal equivalent of the sum of the "defined benefit fraction" plus the "defined contribution fraction" to exceed 1.0.

          (B) The "defined benefit fraction" is a fraction, the numerator of which is the Participant's aggregate projected annual benefit under all defined benefit pension plans maintained by the Participating Employer or another Affiliated Organization (determined as of the end of the Plan Year), and the denominator of which is the lesser of:

               (1) 125% of the maximum dollar benefit limitation in effect for the Limitation Year under such defined benefit pension plans; and

               (2) 140% of the average Section 415 Wages of the Participant during the three consecutive Limitation Years during which he or she was a Participant in any such defined benefit pension plan that produce the highest average.

          (C) The "defined contribution fraction" is a fraction, the numerator of which is the sum of the annual additions to the Participant's accounts for the Limitation Year under this Plan and any other defined contribution plans maintained by the Participant's Employer or another Affiliated Organization, determined in the manner described in Section 10.6, and the denominator of which is the aggregate of the lesser of:

               (1) 125% of the maximum annual addition dollar limit in effect for the Limitation Year under such defined contributions plans; and

               (2) 35% of the Participant's Section 415 Wages for the Limitation Year,

applied for all years during which the Participant was employed with the Participating Employer or another Affiliated Organization, without regard to whether there was a defined contribution plan in effect during all such years; provided, that, if a plan satisfied the applicable provisions of Code section 415 as in effect for all Limitation Years beginning before January 1, 1987, then the numerator of this fraction will be adjusted by permanently subtracting an amount, determined as of such date, so that the sum of the defined contribution fraction and the defined benefit faction computed under Code section 415(e)(1) does not exceed 1.0 for such Limitation Year; and provided further, that Annual Additions for any Limitation Year beginning before January 1, 1987 will be determined by taking into account only such amounts as were treated as annual additions under Code section 415 as in effect for such year.

          (D) If the annual additions that would otherwise be made with respect to a Participant for a Limitation Year would cause the limitation of Subsection
(A) to be exceeded, the Participant's benefit under one or more defined benefit pension plans maintained by the Participating Employer or another Affiliated Organization will, to the extent provided in such plans, be reduced to the extent necessary to prevent such excess from occurring, and, if a sufficient reduction cannot be made under such plans, the provisions of Section 10.6(C) will be applied to reduce the amount of the annual additions to the Participant's Accounts under this Plan for such Limitation Year to the extent necessary to prevent such excess.

     10.8 Administrator's Discretion. Notwithstanding the foregoing provisions of this article, the Administrator may, in his or her discretion, apply the provisions of Sections 10.1 through 10.7 in any manner permitted by Treasury Regulations that will cause the Plan to satisfy the limitations of the Code incorporated in such sections, and the Administrator's good faith application of Treasury Regulations will be binding on all Participants and Beneficiaries.

                                  ARTICLE XI
                                 Service Rules
                                 -------------

     11.1 Continuous Service. Except as otherwise provided in an Appendix to this Plan:

          (A) An Employee's "Continuous Service" means the sum of the lengths of the periods of the Employee's service with a Participating Employer or with another Affiliated Organization, commencing as of the Employee's employment commencement date or reemployment commencement date, as the case may be, and ending with the Employee's next employment severance date, as determined in accordance with the following rules:

               (1) an Employee's "employment commencement date" is the date on which he or she first performs an Hour of Service;

               (2) an Employee's "reemployment commencement date" is the first date, following a period of severance from employment which is not required to be taken into account under either item (4) or (5), on which the Employee performs an Hour of Service;

               (3) for purposes of this Section 11.1 only, an Employee's "employment severance date" is the earlier to occur of:

                    (a) the date on which the Employee terminates employment
               with the Participating Employer and all other Affiliated Organizations because he or she quits, retires, is discharged or dies; or

                    (b) the first anniversary of the first date of a period
               during which the Employee remains absent from service (with or without pay) with the Participating Employer or with another Affiliated Organization for any reason other than a quit, retirement, discharge or death following the employment commencement date or reemployment commencement date, as the case may be;

          provided, however, that if an Employee becomes absent after November 30, 1985 on account of (i) the pregnancy of such Employee, (ii) the birth of a child of such Employee, (iii) the placement of a child with such Employee on account of the adoption of such child by such Employee or (iv) the Employee's caring for such child immediately following such birth or placement, then the Employee's employment severance date will not be earlier than the first anniversary of the date such absence commenced or the date on which the absence ceases to be on account of one or more of such reasons, whichever first occurs; provided further that this proviso will not apply unless such Employee furnishes to the Administrator upon his request, such information as the Administrator will require to determine the reasons for the Employee's absence or continued absence;

               (4) if the Employee's employment is severed by reason of a quit, discharge or retirement and he or she subsequently performs an Hour of Service within 12 months following the employment severance date, the period of such severance will be taken into account;

               (5) if the Employee's employment is severed by reason of a quit, discharge or retirement during an absence from service of 12 months or less for any reason other than a quit, discharge, retirement or death and the Employee subsequently performs an Hour of Service within 12 months following the date on which such absence commenced, the period of such severance will be taken into account.

          (B) To the extent provided in Subsection (A), service by a person who is a "leased employee" (within the meaning of Code section 414(n)(2)) of a Participating Employer or an Affiliated Organization will be deemed to be Continuous Service for purposes of the Plan in the event such person ever becomes a Participant.

          (C) To the extent provided in Subsection (A), service by a person who, although employed with a Participating Employer, is not an "Qualified Employee" or who is employed with an Affiliated Organization which has not adopted the Plan, will be deemed to be Continuous Service for purposes of the Plan, and will be taken into account under the Plan in the event such person ever becomes a Participant.

          (D) Notwithstanding the foregoing provisions of this section, the period of a Participant's service in the employ of a corporation or other organization whose business is acquired by a Participating Employer, prior to such acquisition, may be taken into account if specifically provided by the Management Committee of the Company, but only to the extent so provided.

     11.2 Hour of Service. Except as otherwise provided herein, "Hour of Service," with respect to an Employee, includes and is limited to each hour for which the Employee is paid, or entitled to payment, for the performance of duties for a Participating Employer or another Affiliated Organization.

     11.3 Break in Service. An Employee will incur a "Break in Service" if the period commencing on the employment severance date (as defined in Section 11.1(A)(3)) and ending on the reemployment commencement date (as defined in
Section 11.1(A)(2)) is equal to or in excess of one year.

     11.4 Loss of Service. If a Participant experiences a Break in Service equal to the greater of five years and the number of years of Continuous Service the Participant earned prior to such Break in Service (disregarding any years of Continuous Service not required to be taken into account because of any previous Break in Service), then

          (A) If the Participant has a vested interest in any Account,

               (1) Continuous Service completed prior to such Break in Service will be taken into account in determining his or her vested interest in his or her Accounts attributable to contributions made for periods after such Break in Service only if the Employee completes one year of Continuous Service following such Breaks in Service; and

               (2) the extent of the Employee's vested interest in his or her Accounts as determined under Section 8.1 prior to such Break in Service will not be increased by Continuous Service completed following such Break in Service, or

          (B) If the Participant has no vested interest in any Account, the Participant's service prior to such Break in Service will not be taken into account for any purpose under the Plan.

     11.5 Special Rule for Military Service. Notwithstanding any provision of this Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with Code section 414(u).

                                  ARTICLE XII
                      Adoption, Amendment and Termination
                      -----------------------------------

     12.1 Adoption by Affiliated Organizations. An Affiliated Organization may adopt this Plan and become a Participating Employer with the prior approval of the Administrator by furnishing a certified copy of a resolution of its governing body adopting the Plan. Any adoption of the Plan by an Affiliated Organization, however, must be authorized by the Administrator.

     12.2 Authority to Amend and Procedure.

          (A) The Company reserves the right to amend the Plan at any time, to any extent that it may deem advisable. Each amendment will be stated in a written instrument, executed in the name of the Company by its officer designated for such purpose by the Company's Management Committee. Upon the execution of such instrument, the Plan will be deemed to have been amended as set forth in the instrument, and all Participants and

Participating Employers will be bound by the amendment; provided, first, that no amendment will increase the duties or liabilities of the Trustee without its written consent; and, second, that no amendment will have any retroactive effect so as to deprive any Participant, or any Beneficiary of a deceased Participant, of any benefit already accrued or vested or of any option with respect to the form of such benefit that is protected by Code section 411(d)(6), except that any amendment that is required to conform the Plan with government regulations so as to qualify the Trust for income tax exemption may be made retroactively to the Effective Date of the Plan or to any later date.

          (B) If the schedule for determining the extent to which benefits under the Plan are vested is changed, whether by amendment or on account of the Plan's becoming or ceasing to be a top-heavy plan, each Participant with at least three years of Continuous Service may elect to have his or her vested benefits determined without regard to such change by giving written notice of such election to the Administrator within the period beginning on the date such change was adopted (or the Plan's top heavy status changed) and ending 60 days after the latest of (1) the date such change is adopted, (2) the date such change becomes effective or (3) the date the Participant is issued notice of such change by the Administrator or the Trustee. Except as otherwise provided in an amendment permitted by Treasury Regulations, if an optional form of benefit payment protected under Code section 411(d)(6) is eliminated, each Participant may elect to have that portion of the value of his or her Accounts that was accrued as of the date of such elimination, distributed in the optional form of benefit payment that was eliminated.

          (C) The provisions of the Plan in effect at the termination of a Participant's employment will, except as specifically provided otherwise by a subsequent amendment, continue to apply to such Participant.

     12.3 Authority to Terminate and Procedure. The Company expects to continue the Plan indefinitely but reserves the right to terminate the Plan in its entirety at any time. Each Participating Employer expects to continue its participation in the Plan indefinitely but reserves the right to cease its participation in the Plan at any time. The Plan will terminate in its entirety or with respect to a particular Participating Employer as of the date specified by the Company or such Participating Employer, as the case may be, to the Trustee in a written notice executed in the manner of an amendment.

     12.4 Vesting Upon Termination, Partial Termination or Discontinuance of Contributions. Upon termination of the Plan or upon the complete discontinuance of contributions by all Participating Employers, the Accounts of each Participant who is an Employee of a Participating Employer or another Affiliated Organization will, to the extent funded, vest in full. Upon a partial termination of the Plan, the Accounts of each Participant as to whom the Plan has been partially terminated will, to the extent funded, vest in full.

     12.5 Distribution Following Termination, Partial Termination or Discontinuance of Contributions. After termination or partial termination of the Plan or the complete discontinuance of contributions under the Plan, the Trustee will continue to hold and distribute the Fund at the times and in the manner provided by Article IX as if such event had not occurred or, if the Administrator so directs in accordance with Treasury Regulations, will distribute to each Participant the entire balance of his or her Accounts.

                                 ARTICLE XIII
                            Administration of Plan
                            ----------------------

     13.1 Administrator, Named Fiduciary. The general administration of the Plan and the duty to carry out its provisions will be vested in the Company, which will be the "named fiduciary" of the Plan for purposes of the Employee Retirement Income Security Act of 1974. The officer of the Company designated for such purpose by the Company's Management Committee will perform such duty on behalf of the Company and may delegate all or any portion of such duty to a named person and may from time to time revoke such authority and delegate it to another person. Each such delegation to a person who is not an employee of the Company will be in writing, and a copy will be furnished to the person to whom the duty is delegated. Such person will file a written acceptance with the officer who delegated the duty. Such person's duty will terminate upon withdrawal of such authority by the officer who delegated the duty or upon withdrawal of such acceptance by the person to whom the duty was delegated. Any such withdrawal will be in writing, and will be effective upon delivery of a copy to the person to whom the duty was delegated or to the officer who delegated the duty as the case may be. Any delegation to an employee of the Company will terminate when such person ceases to be an employee or upon its earlier revocation by the officer who delegated the duty.

     13.2 Compensation and Expenses. An employee of a Participating Employer or another Affiliated Organization performing administrative duties in connection with the Plan will receive no compensation from the Fund for such services, but will be entitled to reimbursement from the Fund for all sums reasonably and necessarily expended in the performance of such duties. The Administrator may retain such independent accounting, legal, clerical and other services as may reasonably be required in the administration of the Plan and may pay reasonable compensation from the Fund for such services. Any such reimbursement or compensation and all other costs of administering the Plan will, to the extent not paid by the Participating Employers, be paid by the Trustee from the Fund upon statements issued by the Administrator.

     13.3 Adoption of Rules. The Administrator has the discretionary power to make and enforce such Plan Rules as he or she deems to be required or advisable for the effective administration of the Plan.

     13.4 Administrator's Discretion. The Administrator has the power and discretion to make all determinations necessary for the administration of the Plan, except those determinations that the Plan requires others to make, and to construe, interpret, apply and enforce the provisions of the Plan, including the power to remedy ambiguities, inconsistencies, omissions and erroneous account balances. In the exercise of its discretionary powers, the Administrator will treat all similarly situated Participants and Beneficiaries uniformly. A decision of the Administrator as to any matter shall be conclusive and binding unless it is found by a court of competent jurisdiction to have been arbitrary and capricious.

     13.5 Reliance on Information.

          (A) The Administrator and any other person having fiduciary responsibilities under the Plan are entitled to rely upon all tables, valuations, certificates and reports furnished by any duly appointed independent qualified public accountant (under the terms of the Employee Retirement Income Security Act of 1974), and upon all opinions given by legal counsel. The Administrator and any such person will be fully protected in respect of any action taken or suffered in good faith in reliance upon all such tables, valuations, certificates, reports, opinions or other advice.

          (B) The Administrator is entitled to rely upon any data or information furnished by a Participating Employer or by a Participant as to age, service or compensation of any person, and as to any other information pertinent to any calculation or determination to be made under the provisions of the Plan and, as a condition to payment of any benefit under the Plan, may request any Participant to furnish such information as the Administrator deems necessary or desirable in administering the Plan.

     13.6 Indemnification. The Participating Employers jointly and severally agree to indemnify and hold harmless, to the extent permitted by law, each director, officer, and employee of any Affiliated Organization against any and all liabilities, losses, costs and expenses (including legal fees) of every kind and nature that may be imposed on, incurred by, or asserted against such person at any time by reason of such person's services in connection with the Plan, but only if such person did not act dishonestly or in bad faith or in willful violation of the law or regulations under which such liability, loss, cost or expense arises. The Participating Employers will have the right, but not the obligation, to select counsel and control the defense and settlement of any action for which a person may be entitled to indemnification under this provision.

     13.7 Benefit Claim Procedure. Within a reasonable time following termination of a Participant's employment, the Administrator will notify the Participant or the Beneficiary, of the amount of benefits, if any, payable under the Plan. Not later than 30 days after receipt of such notice, the Participant or Beneficiary, as the case may be, may file with the Administrator a written claim objecting to the amount of benefits payable under the Plan. Not later than 90 days after receipt of such claim, the Administrator will render a written decision on the claim to the claimant. If the claim is denied in whole or in part, such decision will include: the reasons for the denial; a reference to the Plan provision that is the basis for the denial; a description of any additional material or information necessary for the claimant to perfect the claim; an explanation as to why such information or material is necessary; and an explanation of the Plan's claim procedure. Not later than 60 days after receiving the Administrator's written decision, the claimant may file with the Administrator a written request for review of the Administrator's decision, and the claimant or the representative may thereafter review Plan documents that relate to the claim and submit written comments to the Administrator. Not later than 60 days after the Administrator's receipt of the request for review, the Administrator will render a written decision on the claim, which decision will include the specific reasons for the decision, including references to specific Plan provisions where appropriate. The 90- and 60-day periods during which the Administrator must respond to the claimant may be extended by up to an additional

90 or 60 days, respectively, if circumstances beyond the Administrator's control so require and if notice of such extension is given to the claimant.

     13.8 Correction of Errors. If the Administrator determines that, by reason of administrative error or other cause attributable to a Participating Employer, the Account of any Participant has incurred a loss, the Administrator may enter into an agreement with such Participating Employer under which the Account is fully restored and may, upon such restoration, release the Participating Employer from further responsibility.

                                  ARTICLE XIV
                                 Miscellaneous
                                 -------------

     14.1 Merger, Consolidation, Transfer of Assets. If this Plan is merged or consolidated with, or its assets or liabilities are transferred to, any other plan, each Participant will be entitled to receive a benefit immediately after such merger, consolidation or transfer (if such other plan were then terminated) that is equal to or greater than the benefit he or she would have been entitled to receive immediately before such merger, consolidation or transfer (if this Plan had then terminated). If any other plan is merged into this Plan, any provisions unique to the Accounts resulting from such merger will be set forth in an exhibit, which will be appended to this instrument.

     14.2 Limited Reversion of Fund.

          (A) Except as provided in Subsection (B), no corpus or income of the Trust will at any time revert to a Participating Employer or be used other than for the exclusive benefit of Eligible Employees, Participants and Beneficiaries by paying benefits and, if applicable, administrative expenses of the Plan.

          (B) Notwithstanding any contrary provision in the Plan,

               (1) All contributions made by a Participating Employer to the Trustee prior to the initial determination of the Internal Revenue Service as to qualification of the Plan under Code section 401(a) and the tax exempt status of the Trust under Code section 501(a) will be repaid by the Trustee to such Participating Employer upon the Participating Employer's written request, if the Internal Revenue Service rules that the Plan, as adopted by that Participating Employer, is not qualified or the Trust is not tax exempt; provided, that the Participating Employer requests such determination within a reasonable time after adoption of the Plan and the repayment by the Trustee to such Participating Employer is made within one year after the date of denial of qualification of the Plan. Each contribution to the Plan by a Participating Employer is expressly conditioned on the initial qualification of the Plan under section 401(a) of the Code and the tax exempt status of the Trust under Code section 501(a).

               (2) To the extent a contribution is made by a Participating Employer by a mistake of fact or a deduction is disallowed a Participating Employer under

          Code section 404, the Trustee will repay the contribution to such Participating Employer upon the Participating Employer's written request; provided, that such repayment is made within one year after the mistaken payment is made or the deduction is disallowed, as the case may be. The amount returned to the Participating Employer will not include any investment gains or earnings but will be reduced by any investment losses. Each contribution to the Plan by a Participating Employer is expressly conditioned on such contribution's being fully deductible by the Participating Employer under Code section 404.

     14.3 Top-Heavy Provisions.

          (A) If the Plan becomes a "top-heavy plan," the following provisions will apply to, and control the operation and administration of, the Plan for those Plan Years during which the Plan is a top-heavy plan.

               (1) Notwithstanding the provisions of Article IV, the amount of contributions (excluding Pre-Tax Contributions) made and allocated for such Plan Year on behalf of each Active Participant who is not a key employee and who is employed with a Participating Employer or another Affiliated Organization on the last day of the Plan Year (whether or not such Participant completed at least 1,000 Hours of Service during the Plan Year), expressed as a percentage of the Participant's Testing Wages for the Plan Year, will be at least equal to the lesser of 3% or the largest percentage of such Testing Wages at which contributions (including Pre-Tax Contributions) that are made and allocated on behalf of any key employee for such Plan Year.

               (2) If, in addition to this Plan, the Participating Employer or another Affiliated Organization maintains another qualified defined contribution plan or one or more qualified defined benefit pension plans during a Plan Year, the provisions of clause (1) will be applied for such Plan Year:

                    (a) by taking into account the Participating Employer
               contributions (other than elective contributions for a non-key employee) on behalf of the Participant under all such defined contribution plans;

                    (b) without regard to any Participant who is not a key
               employee and whose accrued benefit, expressed as a single life annuity, under a defined benefit pension plan maintained by the Participating Employer or another Affiliated Organization for such Plan Year is not less than the product of:

                         (i) the Participant's average Testing Wages for the
                    period of consecutive years (not exceeding five) when the Participant had the highest aggregate Testing Wages, disregarding years in which the Participant completed less than 1,000 Hours of Service, multiplied by

                        (ii) the lesser of (A) 2% per year of service,
                    disregarding years of service beginning after the close of the last Plan Year in which such defined benefit plan was a top heavy plan, or (B) 20%.

               (3) Each Participant's vested interest in his or her Matching and Profit Sharing Contribution Accounts will be the vested interest determined under Section 8.1(D) or determined in accordance with the following schedule, whichever provides the greater vested interest for the Participant:

               Years of Vesting Service    Extent of Vested Interest
               ------------------------    -------------------------

               Less than Two Years                    0%
               Two Years                             20%
               Three Years                           40%
               Four Years                            60%
               Five Years                            80%
               Six or more Years                    100%

          If the Plan ceases to be a top-heavy plan, the portion of a Participant's Matching and Profit Sharing Contribution Accounts that has vested pursuant to the foregoing schedule will remain nonforfeitable, notwithstanding the subsequent application of the vesting schedule set forth in Section 8.1(E) to amounts subsequently allocated to the Matching and Profit Sharing Contribution Accounts.

          (B)  For purposes of Subsection (A),

               (1) The Plan will be a "top-heavy plan" for a particular Plan Year if, as of the last day of the initial Plan Year or, with respect to any other Plan Year, as of the last day of the preceding Plan Year, the aggregate of the Account balances of key employees is greater than 60% of the aggregate of the Account balances of all Participants. For purposes of calculating the aggregate Account balances for both key employees and employees who are not key employees:

                    (a) Any distributions made within the five-year period
               preceding the Plan Year for which the determination is being made, other than a distribution transferred or rolled over to a plan maintained by a Participating Employer or another Affiliated Organization, will be included;

                    (b) Amounts transferred or rolled over from a plan not
               maintained by a Participating Employer or another Affiliated Organization at the initiation of the Participant will be excluded;

                    (c) The Account balances of any key employee and any
               employee who is not a key employee who has not performed an Hour of

               Service at any time during the five-year period ending on the date as of which the determination is being made will be excluded; and

                    (d) The terms "key employee" and "employee" will include the
               Beneficiaries of such persons who have died.

               (2) Notwithstanding the provisions of clause (1), this Plan will not be a top-heavy plan if it is part of either a "required aggregation group" or a "permissive aggregation group" and such aggregation group is not top-heavy. An aggregation group will be top-heavy if the sum of the present value of accrued benefits and account balances of key employees is more than 60% of the sum of the present value of accrued benefits and account balances for all Participants, such accrued benefits and account balances being calculated in each case in the same manner as set forth in clause (1). Each plan in a required aggregation group will be top-heavy if the group is top-heavy. No plan in a required aggregation group will be top-heavy if the group is not top-heavy. If a permissive aggregation group is top-heavy, only those plans that are part of an underlying top-heavy, required aggregation group will be top-heavy. No plan in a permissive aggregation group will be top-heavy if the group is not top-heavy.

               (3) The "required aggregation group" consists of (i) each plan of an Affiliated Organization in which a key employee participates, and
          (ii) each other plan of an Affiliated Organization that enables a plan in which a key employee participates to meet the nondiscrimination requirements of Code sections 401(a)(4) and 410(b).

               (4) A "permissive aggregation group" consists of those plans that are required to be aggregated and one or more plans (providing comparable benefits or contributions) that are not required to be aggregated, which, when taken together, satisfy the requirements of Code sections 401(a)(4) and 410(b).

               (5) For purposes of applying clauses (2), (3) and (4) of this Subsection (B), any qualified defined contribution plan maintained by a Participating Employer or another Affiliated Organization at any time within the five-year period preceding the Plan Year for which the determination being made which, as of the date of such determination, has been formally terminated, has ceased crediting service for benefit accruals and vesting and has been or is distributing all plan assets to participants or their beneficiaries, will be taken into account to the extent required or permitted under such clauses and under Code section 416.

          (C) A "key employee" is any person who is or was employed with a Participating Employer and who, at any time during the Plan Year in question or any of the preceding four Plan Years is or was:

               (1) An officer of the Participating Employer (an administrative executive in regular and continued service with the Participating Employer) whose

          Testing Wages for such Plan Year exceeds 50% of the amount in effect under Code section 415(b)(1)(A) for such Plan Year, but in no case will there be taken into account more than the lesser of (a) 50 persons, or (b) the greater of (i) three persons or (ii) 10% of the number of the Participating Employer's employees;

               (2) The owner of an interest in the Participating Employer, including business entities that are required to be aggregated under Code section 414(b), (c) or (m), that is not less than the interest owned by at least ten other persons employed with the Participating Employer; provided, that, such owner will not be a key employee solely by reason of such ownership for a Plan Year if he or she does not own more than one-half of one percent of the value of the outstanding interests of the Participating Employer or if the amount of his Testing Wages for such Plan Year are less than the amount in effect under Code section 415(c)(1)(A) for such Plan Year;

               (3) The owner of more than 5% of the Participating Employer's outstanding stock or more than 5% of the total combined voting power of the Participating Employer's stock; or

               (4) The owner of more than 1% of the Participating Employer's outstanding stock or more than 1% of the total combined voting power of the Participating Employer's stock, whose Testing Wages for such Plan Year exceed $150,000.

For purposes of this Subsection (C), ownership of the Participating Employer's stock will be determined in accordance with Code section 318; provided, first, that Code section 318(a)(2)(C) will be applied by substituting the phrase "5%" for the phrase "50%" wherever it appears in such Code section; and, second, that, for purposes of clauses (3) and (4), the rules of Code section 414(b),
(c), (m), (n) and (o) will not apply.

          (D) If the Participating Employer maintains a qualified defined contribution plan and a qualified defined benefit plan, the limitation on combined contributions and accrued benefits will be adjusted by substituting "100%" for "125%" in the definitions of the defined benefit fraction and the defined contribution fraction in Section 10.7; provided, first, that this Subsection (1) will be applied prospectively only to prohibit additional contributions allocated, and forfeitures reallocated, to, and defined benefit accruals for, a Participant and will not reduce any allocations or reallocations made to, or benefits accrued for, such Participant prior to the Plan Year for which it first becomes effective; and, second, that if the Plan would not be a top heavy plan if "90%" were substituted for "60%" in clause (1) of Subsection
(B), this Subsection (D) will not apply if:

               (1) the aggregate Participating Employer contribution (other than elective contributions) under all such qualified defined contribution plans on behalf of each Participant who is not a key employee and who is employed with a Participating Employer or another Affiliated Organization on the last day of the

          Plan Year is not less than 7-1/2% of his or her Testing Wages for the Plan Year, or

               (2) the accrued benefit for each Participant under the qualified defined benefit pension plan is not less than the benefit described in Subsection (A)(2)(b), applied by substituting "3%" for "2%" in item
          (A) of clause (ii) and "30%" for "20%" in item (B) of clause (ii).

          14.4 No Employment Rights Created. The establishment and maintenance of the Plan neither give any employee a right to continuing employment nor limit the right of a Participating Employer to discharge any employee or otherwise deal with the employee without regard to the effect such action might have on his or her initial or continued participation in the Plan.

                                  APPENDIX A
                                    TO THE
                              EFTEC SAVINGS PLAN
                                     1997

                              H.B. FULLER COMPANY
                              -------------------

Following the Effective Date of this Plan, the Trustee may accept from the trustees of the H.B. Fuller Company Thrift Plan and the H.B. Fuller Company Profit Share Plus Plan the assets and liabilities of such plans that are attributable to employees of H.B. Fuller Company or its subsidiaries who are transferred to employment with the Company, on or before July 1, 1997, at the request or with the consent of both the Company and their previous employer, and who become Participants in this Plan ("H.B. Fuller Participants"). This Appendix A applies to any H.B. Fuller Participant. Any defined term used in this Appendix A shall have the meaning assigned to such term under the Plan unless otherwise specifically provided.

     1.   Participation.

          (A) Each H.B. Fuller Participant who was an active participant in the H.B. Fuller Company Thrift Plan on the day before the date he or she became a Qualified Employee will become eligible to be a Participant in this Plan for the purpose of making Pre-Tax Contributions on the date he or she becomes a Qualified Employee. An H.B. Fuller Participant's election to reduce Eligible Earnings that is in effect under the H.B. Fuller Company Thrift Plan when such Participant becomes a Qualified Employee shall remain in effect under this Plan until it is changed or terminated in accordance with the provisions of this Plan.

          (B) Each H.B. Fuller Participant who was an active participant in the H.B. Fuller Company Profit Share Plus Plan on the day before the date he or she became a Qualified Employee will become a Participant in this Plan for the purpose of receiving Profit Sharing Contributions on the date he or she becomes a Qualified Employee.

     2. Continuous Service. For the purposes of Article XI of this Plan, continuous service credited to an H.B. Fuller Participant under the H.B. Fuller Company Thrift Plan prior to the date he or she became a Qualified Employee shall be treated as Continuous Service for the purposes of this Plan.

     3. Accounts. In addition to the Accounts established under Section 5.1 of the Plan, the following Accounts will be established and maintained for H.B. Fuller Participants:

          (A) After-Tax Contribution Account. An After-Tax Contribution Account will be established for each H.B. Fuller Participant for whom such an Account was established under the H.B Fuller Company Thrift Plan and transferred to this Plan, to which there will be credited the amount so transferred.

          (B) H.B. Fuller Matching Contribution Account. An H.B. Fuller Matching Contribution Account will be established for each H.B. Fuller Participant for whom a

     Matching Contribution Account was established under the H.B Fuller Company Thrift Plan and transferred to this Plan, to which there will be credited the amount so transferred.

          (C) H.B. Fuller Profit Share Plus Account. An H.B. Fuller Profit Share Plus Account will be established for each H.B. Fuller Participant for whom an Account was established under the H.B Profit Share Plus Plan and transferred to this Plan, to which there will be credited the amount so transferred.

Amounts Credited to the Pre-Tax Contribution and Rollover Accounts established for an H.B. Fuller Participant under the H.B. Fuller Company Thrift Plan shall be credited to the corresponding Accounts established for the Participant under this Plan.

     4. Special Distribution Rules. Subject to the provisions of Section 7.4 of the Plan, an H.B. Fuller Participant may withdraw from his or her After-Tax Contribution Account an amount not in excess of the balance of such Account. Only one such withdrawal may be made during any Plan Year. In all other respects, Accounts established pursuant to this Appendix A shall be distributable as provided in this Plan.

     5. Special Vesting Rules. Accounts established pursuant to this Appendix A shall vest as provided in Section 8.1 of the Plan, except as follows:

          (A) After Tax Contribution Account. Each H.B. Fuller Participant will always have a fully vested, nonforfeitable interest in his or her After-Tax Contribution Account.

          (B) H.B. Fuller Matching Contribution Account. Each H.B. Fuller Participant for whom a PAYSOP Account was maintained by H.B. Fuller Company on April 30, 1992 will have a fully vested interest in his or her H.B. Fuller Matching Contribution Account.

          (C) H.B. Fuller Profit Share Plus Account. Each H.B. Fuller Participant will have a fully vested interest in his or her H.B. Fuller Profit Share Plus Account immediately following the tenth day after the occurrence of a "Change in Control" of H.B. Fuller Company (as defined in Section 5.1(D) of the H.B. Fuller Company Profit Share Plus Plan in effect on the Effective Date of this Plan) unless, prior thereto, a majority of the "Continuing Directors" (as defined in Section 5.1(E) of the H.B. Fuller Company Profit Share Plus Plan in effect on the Effective Date of this
     Plan) determines there will be no acceleration of vesting with respect to such Change in Control.

     6. Special Investment Rules. Accounts established pursuant to this Appendix A shall be invested as provided in Article VI of this Plan, except as follows:

          (A) H.B. Fuller Matching Contribution Accounts. Each H.B. Fuller Matching Contribution Account will be invested in the Company Stock Fund and will not be subject to any change in form pursuant to any Participant's investment direction.

     However, following the date on which an H.B. Fuller Participant has either attained age 62 and completed at least ten years of Continuous Service or terminated employment and become eligible for an immediate pension benefit under the EFTEC Retirement Plan, the limitation of this subsection will not apply to the Participant, and the Participant will be entitled to direct the transfer of all or any portion of his or her H.B. Fuller Matching Contribution Account to any one or more of the other investment Funds in the manner prescribed by Plan Rule.

          (B) H.B. Fuller Profit Share Plus Accounts. Each H.B. Fuller Profit Share Plus Account will be invested in the Company Stock Fund and will not be subject to any change in form pursuant to any Participant's investment direction, except as follows:

              (1) Within the 90-day period immediately following the last day of each Plan Year within the "qualified election period," as defined at paragraph (b) of clause (2), a "qualified Participant," as defined at paragraph (a) of clause (2), may make a written election, in form prescribed by the Administrator, to transfer not more than the amount by which (a) 25% of the sum of (i) the qualified Participant's H.B. Fuller Profit Share Plus Account balance as of the last day of the immediately preceding Plan Year, plus (ii) the aggregate amount of all previous transfers with respect to the Participant pursuant to this clause (1) or Section 6.4 of the H.B. Fuller Company Profit Share Plus Plan exceeds (b) the aggregate amount of all previous transfers with respect to the Participant pursuant to this clause (1) or Section 6.4 of the H.B. Fuller Company Profit Share Plus Plan to one or more of the other investment Funds maintained pursuant to Section 6.1 of this Plan, to be invested among such Funds pursuant to the Participant's directions made in accordance with the provisions of such section. For purposes of applying the preceding sentence in connection with a qualified Participant's election in the final Plan Year within the qualified election period pursuant to this clause, the phrase "50%" will be substituted for the phrase "25%" for purposes of determining the maximum amount that may be transferred in connection with such final election. Such transfer will be made not later than 90 days after the last day of the period within which the qualified Participant could elect such transfer.

              (2) For purposes of this Section 6(B):

                  (a) "qualified Participant" means a Participant who is not otherwise entitled to a distribution and who has attained age 55 and completed at least ten full years of participation in this Plan and the H.B. Fuller Company Profit Share Plus Plan; and

                  (b) "qualified election period" with respect to a Participant means the six consecutive Plan Years beginning with the first Plan Year in which the Participant becomes a qualified Participant.

                                  APPENDIX B
                                    TO THE
                              EFTEC SAVINGS PLAN
                                     1997

                          PROTECTIVE TREATMENTS, INC.
                          ---------------------------

Effective as of August 1, 1994, the Protective Treatments, Inc. Profit Sharing Retirement Savings Plan was merged with and into the H.B. Fuller Company Thrift Plan. This Appendix B applies to any H.B. Fuller Participant who had an undistributed account balance in the Protective Treatments, Inc. Profit Sharing Retirement Savings Plan (the "PTI Plan") at the close of business on July 31, 1994, and whose account balances under the H.B. Fuller Company Thrift Plan were transferred to this Plan as described in Appendix A. Any defined term used in this Appendix B shall have the meaning assigned to such term under the Plan unless otherwise specifically provided.

     1. Accounts. In addition to the Accounts established under Section 5.1 of the Plan, the following Accounts (the "PTI Plan Accounts") will be established and maintained for H.B. Fuller Participants:

          (A) PTI Salary Reduction Account. A PTI Salary Reduction Account will be established for each H.B. Fuller Participant for whom such an Account was established under the H.B Fuller Company Thrift Plan and transferred to this Plan, to which there will be credited the amount so transferred.

          (B) PTI Matching Contribution Account. A PTI Matching Contribution Account will be established for each H.B. Fuller Participant for whom such an Account was established under the H.B Fuller Company Thrift Plan and transferred to this Plan, to which there will be credited the amount so transferred.

          (C) PTI Voluntary Nondeductible Contribution Account. A PTI Voluntary Nondeductible Contribution Account will be established for each H.B. Fuller Participant for whom such an Account was established under the H.B Fuller Company Thrift Plan and transferred to this Plan, to which there will be credited the amount so transferred.

In addition, the Administrator may establish such other separate Accounts for an H.B. Fuller Participant with a PTI Plan Account balance as the Administrator deems necessary or desirable to facilitate the administration of the Plan.

     2. Withdrawals During Employment. Prior to Termination of Employment, an H.B. Fuller Participant may withdraw funds from his or her PTI Plan Accounts under the following circumstances:

          (A) Hardship Withdrawals. A Participant may withdraw all or any portion of his or her PTI Salary Reduction Account balance (other than earnings credited thereto after December 31, 1988), and all or any portion of his or her PTI General Account balance, in the event of financial hardship.

          (B) Attainment of Age 59-1/2. A Participant who has attained age 59-1/2 may withdraw all or any portion of his or her PTI Plan Account balances as of the end of any calendar quarter.

Any such withdrawal shall be subject to the rules set forth in Section 7.4 and, to the extent applicable, Section 7.1 of the Plan; provided, that such rules shall not be applied in a manner that would reduce a Participant's "section 411(d)(6) benefits" in a manner not permitted by Treasury Regulation section 1.411(d)-4.

     3. Vesting. A Participant shall have a fully vested, nonforfeitable interest in his or her PTI Plan Accounts at all times.

     4. Distributions after Termination. Distributions from a Participant's PTI Plan Accounts shall be made as provided in Article IX of the Plan, except that if the amount available for distribution from such Accounts exceeds $3,500 (or exceeded $3,500 at the time of any previous distribution):

          (A) the installment method of distribution described in Sections 9.2(C) and (D) of the Plan shall be available for distributions from such Accounts without regard to the Participant's age or years of Continuous Service; and

          (B) the Participant may elect to receive a distribution from such Accounts in the form of an annuity, as provided in paragraph 6 below.

     5.   Annuities.

          (A) If a Participant has elected to receive a distribution from his or her PTI Plan Accounts in the form of an annuity, or if any portion of a Participant's PTI Plan Accounts was transferred to the PTI Plan after December 31, 1984 from a plan to which the joint and survivor annuity rules of Code section 401(a)(11) apply, the amounts available for distribution from such Accounts shall be used to purchase a single premium, nontransferable annuity contract. The annuity contract shall be distributed to the Participant or, in the event of the Participant's death, to the Participant's surviving spouse.

          (B) The annuity contract described in Subsection (A) shall provide for the payment of benefits in the form of a "qualified joint and survivor annuity" if the Participant is living and married on the date his or her PTI Plan Accounts become distributable, in the form of a "life annuity" if the Participant is living and not married on such date, or in the form of a "qualified survivor annuity" if the Participant is not living on such date but was married on the date of his or her death. For the purposes of this paragraph:

              (1) A "qualified joint and survivor annuity" is an annuity for the life of the Participant, with a survivor annuity for the Participant's surviving spouse which is 50% of the amount payable during the joint lives of the Participant and the Participant's spouse. A qualified joint and survivor annuity shall be the actuarial equivalent (determined under the assumptions then in use for such purpose by the insurer from which the contract is purchased) of a single annuity for the life of the Participant.

               (2) A "life annuity" is a single annuity for the life of the Participant.

               (3) A "qualified survivor annuity" is a single annuity for the life of the Participant's surviving spouse.

          (C)  Subsection (A) shall not apply to any Participant if:

               (1) in the case of a qualified joint and survivor or life annuity, the Participant elects to waive such form of benefit; or

               (2) in the case of a qualified survivor annuity:

                   (a) the Participant has designated someone other than the
               Participant's spouse as his or her Beneficiary, and the spouse has consented to such designation, as provided in Section 9.3 of the Plan;

                   (b) the Participant's spouse elects a different form of
               payment; or

                   (c) the Participant has not been married to the same spouse throughout the one year period ending on the date of the Participant's death.

          (D) An election to waive the qualified joint and survivor or life annuity shall be made in writing during the 90 day period ending on the date the Participant's benefit payments are scheduled to begin; provided, that such period shall not end until at least 30 days after the date the Participant is provided with a written explanation of:

               (1) the terms and conditions of the qualified joint and survivor or life annuity;

               (2) the Participant's right to make, and the effect of, an election to waive the qualified joint and survivor or life annuity;

               (3) the rights of the Participant's spouse with respect to any such election; and

               (4) the Participant's right to make, and the effect of, a revocation of such election.

A distribution may be made less than 30 (but not less than seven) days after such written explanation is given if the Administrator clearly informs the distributee that he or she has a right to a period of at least 30 days after receiving the explanation to consider whether to waive the joint and survivor annuity and the distributee, after receiving the explanation, affirmatively elects waive the joint and survivor annuity.

          (E) An election to waive a qualified joint and survivor annuity or a qualified survivor annuity shall not be effective unless accompanied by a valid written consent which is signed by the Participant's spouse. Such consent shall be irrevocable, and shall be valid only if it is signed by the spouse to whom the Participant is married on the earlier of the date of the Participant's death or the date the Participant's benefit payments begin, and then only if it acknowledges the effect of the Participant's election and is witnessed by a representative of the Plan or a notary public. The Beneficiary or form of benefit designated by a Participant pursuant to a valid spousal consent may not be changed without the spouse's consent, unless the original consent permitted such changes without further consent. An election to waive a qualified joint and survivor or life annuity may be revoked by the Participant, in writing, at any time during the applicable periods specified in Subsection (D).

                                  APPENDIX C
                                    TO THE
                              EFTEC SAVINGS PLAN
                                     1997

                             EMS-TOGO CORPORATION
                             --------------------

Following the Effective Date of this Plan, the Trustee may accept from the trustees of the EMS-TOGO Corporation 401(k) Investment Plan the assets and liabilities of such plan that are attributable to participants who are transferred to employment with the Company, on or before July 1, 1997, at the request or with the consent of both the Company and their previous employer, and who become Participants in this Plan ("EMS-TOGO Participants"). This Appendix C applies to any EMS-TOGO Participant. Any defined term used in this Appendix C shall have the meaning assigned to such term under the Plan unless otherwise specifically provided.

     1. Participation. Each EMS-TOGO Participant who was an active participant in the EMS-TOGO Corporation 401(k) Investment Plan on the day before the date he or she became a Qualified Employee, will become eligible to be a Participant in this Plan on the date he or she becomes a Qualified Employee.

     2. Continuous Service. For the purposes of Article XI of this Plan, service credited to an EMS-Togo Participant under the EMS-TOGO Corporation 401(k) Investment Plan prior to the date he or she became a Qualified Employee shall be treated as Continuous Service for the purposes of this Plan.

     3. Accounts. In addition to the Accounts established under Section 5.1 of the Plan, the following Accounts will be established and maintained for EMS-TOGO Participants:

          (A) EMS-TOGO Elective Account. An EMS-TOGO Elective Account will be established for each EMS-TOGO Participant for whom a Participant's Elective Account was established under the EMS-TOGO Corporation 401(k) Investment Plan and transferred to this Plan, to which there will be credited the amount so transferred.

          (B) EMS-TOGO Employer Contribution Account. An EMS-TOGO Employer Contribution Account will be established for each EMS-TOGO Participant for whom a Participant's Account was established under the EMS-TOGO Corporation 401(k) Investment Plan and transferred to this Plan, to which there will be credited the amount so transferred. A separate accounting shall be maintained for that portion of an EMS-TOGO Employer Contribution Account that is attributable to the Participant's matching contributions that were Employer Non-Elective Contributions and Employer Discretionary Contributions under the EMS-TOGO Corporation 401(k) Investment Plan.

          (C) EMS-TOGO Rollover Account. An EMS-TOGO Rollover Account will be established for each EMS-TOGO Participant for whom a Participant's Rollover

     Account was established under the EMS-TOGO Corporation 401(k) Investment Plan and transferred to this Plan, to which there will be credited the amount so transferred.

          (D) Voluntary Contribution Account. A Voluntary Contribution Account will be established for each EMS-TOGO Participant for whom a Voluntary Contribution Account was established under the EMS-TOGO Corporation 401(k) Investment Plan and transferred to this Plan, to which there will be credited the amount so transferred. Such Account shall include any subaccounts established for the Participant under the EMS-TOGO Corporation 401(k) Investment Plan.

An EMS-TOGO Participant's EMS-TOGO Elective, EMS-TOGO Employer Contribution, EMS-TOGO Rollover, and Voluntary Contribution Accounts are collectively referred to in this Appendix as the "EMS-TOGO Accounts."

     4.   Special Distribution Rules.

          (A) Withdrawals During Employment. Prior to Termination of Employment, an EMS-TOGO Participant may withdraw funds from his or her EMS-TOGO Accounts under the following circumstances:

              (1) Voluntary Contribution Account. An EMS-TOGO Participant may withdraw from his or her Voluntary Contribution Account an amount not in excess of the balance of such Account. If any subaccounts have been established for the Participant under his or her Voluntary Contribution Account, the Participant may designate the subaccount from which the withdrawal will be made.

              (2) Hardship Withdrawals. A Participant may withdraw all or any portion of his or her EMS-TOGO Elective Account balance (other than earnings credited thereto after December 31, 1988), and all or any part of the vested portion of his or her EMS-TOGO Employer Contribution Account balance, in the event of financial hardship.

Any such withdrawal shall be subject to the rules set forth in Section 7.4 and, to the extent applicable, Section 7.1 of the Plan; provided, that such rules shall not be applied in a manner that would reduce a Participant's "section 411(d)(6) benefits" in a manner not permitted by section 1.411(d)-4 of the Income Tax Regulations.

          (B) Distributions after Termination of Employment. Distributions from an EMS-TOGO Participant's EMS-TOGO Accounts shall be made as provided in Article IX of the Plan, except that if the amount available for distribution from such Accounts exceeds $3,500 (or exceeded $3,500 at the time of any previous distribution), the installment method of distribution described in Sections 9.2(C) and (D) of the Plan shall be available for distributions from such Accounts without regard to the Participant's age or years of Continuous Service.

     5. Special Vesting Rules. Each EMS-TOGO Participant will always have a fully vested, nonforfeitable interest in all of his or her EMS-TOGO Accounts.

     6. Plan Loans. No new loans shall be made to an EMS-TOGO Participant following the transfer of the Participant's EMS-TOGO Accounts to this Plan; however, any participant loan that is outstanding on the date of such transfer may be repaid to this Plan in accordance with its terms.

                                  APPENDIX D
                                    TO THE
                              EFTEC SAVINGS PLAN
                                     1997

                           DINOL INTERNATIONAL, INC.
                           -------------------------

On or about July 28, 1992, the Dinol International, Inc. 401(k) Investment Plan was merged with and into the EMS-TOGO Corporation 401(k) Investment Plan. This Appendix D applies to any EMS-TOGO Participant who had an undistributed account balance in the Dinol International, Inc. 401(k) Investment Plan, and whose account balances under the EMS-TOGO Corporation 401(k) Investment Plan were transferred to this Plan as described in Appendix C. Any defined term used in this Appendix D shall have the meaning assigned to such term under the Plan unless otherwise specifically provided.

     1.  Dinol Thrift Account.  In addition to the Accounts established under
Section 5.1 of the Plan, a separate "Dinol Thrift Account" will be established and maintained for each EMS-TOGO Participant for whom such an Account was established under the EMS-TOGO Corporation 401(k) Investment Plan and transferred to this Plan, to which there will be credited the amount so transferred. A Dinol Thrift Account will consist of the following parts:

         (A) Sub-Account A, being the part attributable to the Participant's "Voluntary Contributions" made for plan years prior to January 1, 1985; and

         (B) Sub-Account B, being the part attributable to the employer "Basic Contributions" made on the Participant's behalf for periods prior to January 1, 1985.

     2. Special Distribution Rules. Prior to Termination of Employment, an EMS-TOGO Participant may withdraw funds from his or her Dinol Thrift Account under the following circumstances:

         (A) Not more often than once during any 12 month period, an EMS-TOGO Participant who has completed at least three years of Continuous Service may withdraw all or a portion of the balance credited to his or her Dinol Thrift Account which is attributable to his own contributions. Withdrawals from a Participant's Dinol Thrift Account shall be made in the following order:

             (1) An amount, not exceeding the aggregate of the Participant's Voluntary Contributions not previously withdrawn.

             (2) An amount, not exceeding the aggregate of the Participant's Basic Contributions not previously withdrawn.

             (3) An amount, not exceeding the amount attributable to the Participant's Voluntary Contributions which remains after the entire amount available under clause (1) has been withdrawn.

              (4) An amount, not exceeding the amount attributable to the Participant's Basic Contributions which remains after the entire amount available under clause (2) has been withdrawn.

     The minimum withdrawal is $500 or, if less, the balance in the Participant's Dinol Thrift Account.

          (B) In all other respects, Dinol Thrift Accounts shall be distributable in the same manner as an EMS-TOGO Employer Contribution Account established pursuant to Appendix C.

     3. Special Vesting Rules. Each EMS-TOGO Participant will always have a fully vested, nonforfeitable interest in his or her Dinol Thrift Account.

                                  EXHIBIT A-1
                                    TO THE
                              EFTEC SAVINGS PLAN
                                     1997

             AMOUNT OF CONTRIBUTIONS PURSUANT TO SECTION 4.1(A)(1)
             -----------------------------------------------------


This Exhibit A-1 is the exhibit referenced in Section 4.1(A)(1) of the Plan. The following matrix specifies the amount of the contribution for a Plan Year as a percentage of a Participant's Profit Sharing Earnings for the Plan Year.

                          EMPLOYEE PERFORMANCE RATING
                          ---------------------------

 ==============================================================================
     Worldwide            (1)            (2)     (3)     (4)         (5)
 Company Earnings    Unsatisfactory   Marginal   Good   Excels   Outstanding
 ==============================================================================
    Below 2.7%              0%             0%       0%       0%        0%
 ------------------------------------------------------------------------------
    2.7% - 3.1%             0%          1.40%    2.52%    3.36%     3.50%
 ------------------------------------------------------------------------------
    3.2% - 3.6%             0%          1.75%    3.15%    3.50%     3.50%
 ------------------------------------------------------------------------------
    3.7% - 4.1%             0%          1.92%    3.47%    3.50%     3.50%
 ------------------------------------------------------------------------------
    4.2% - 4.6%             0%          2.10%    3.50%    3.50%     3.50%
 ------------------------------------------------------------------------------
    4.7% - 5.1%             0%          2.28%    3.50%    3.50%     3.50%
 ------------------------------------------------------------------------------
    5.2% - 5.6%             0%          2.45%    3.50%    3.50%     3.50%
 ------------------------------------------------------------------------------
    5.7% - 6.1%             0%          2.63%    3.50%    3.50%     3.50%
 ------------------------------------------------------------------------------
    6.2% - 6.6%             0%          2.80%    3.50%    3.50%     3.50%
 ------------------------------------------------------------------------------
    6.7% - 7.1%             0%          2.97%    3.50%    3.50%     3.50%
 ------------------------------------------------------------------------------
    7.2% - 7.6%             0%          3.15%    3.50%    3.50%     3.50%
 ------------------------------------------------------------------------------
    7.7% - 8.2%             0%          3.32%    3.50%    3.50%     3.50%
 ------------------------------------------------------------------------------
    Above 8.2%              0%          3.50%    3.50%    3.50%     3.50%
===============================================================================

For the purposes of this exhibit, the "Profit Sharing Earnings" of a Participant from a Participating Employer for any Plan Year is the amount paid by the Participating Employer to the Participant during the Plan Year, for services as an Employee, as base salary, base wages, overtime pay, shift differential premium, sick pay and short-term disability benefits or, in the case of a commissioned salesperson, as base salary, base commissions, sick pay and short-term disability benefits; increased by the amount of reductions to Profit Sharing Earnings experienced by the Participant during the Plan Year pursuant to the Plan or any other qualified cash or deferred arrangement or cafeteria plan maintained by an Affiliated Organization. Solely for the purpose of applying the foregoing to a Participant who is seconded by a Participating Employer to an Affiliated Organization, the Participant's Profit Sharing Earnings include any amounts paid by the Affiliated Organization to the Participant that would have been Profit Sharing Earnings had such amounts been paid to the Participant by his or her Participating Employer. However, in no event will a Participant's Profit Sharing Earnings for any Plan Year be taken into account to the extent they exceed the Annual Compensation Limit set forth in Section 2.5 of the Plan.

                                  EXHIBIT A-2
                                     TO THE
                               EFTEC SAVINGS PLAN
                                      1997

             AMOUNT OF CONTRIBUTIONS PURSUANT TO SECTION 4.1(A)(2)
             -----------------------------------------------------


This Exhibit A-2 is the exhibit referenced in Section 4.1(A)(2) of the Plan.

====================================================================
 Basic Bonus Percentage              Contribution Percentage
====================================================================
           1%                                 0.6%
--------------------------------------------------------------------
           2%                                 1.2%
--------------------------------------------------------------------
           3%                                 1.8%
--------------------------------------------------------------------
           4%                                 2.4%
--------------------------------------------------------------------
       5% or more                             3.0%
====================================================================

If a Participant's Basic Bonus Percentage is less than 5% and is not an integer, the amount of the Profit Sharing Contribution with respect to the Participant will be determined by interpolation with the Basic Bonus and Contribution Percentages rounded to the nearest one-hundredth of one percent.

For purposes of applying the foregoing:

1. The Basic Bonus Percentage with respect to a Participant for a Plan Year is the amount of his or her annual incentive bonus for the Plan Year, expressed as a percentage of his Eligible Earnings for the Plan Year (determined without regard to the limitation set forth at Section 2.5), as communicated to the Participant by the Participating Employer;

2. The Contribution Percentage with respect to a Participant for a Plan Year is the amount of the contribution made on his or her behalf pursuant to
     Section 4.1(A)(2) for the Plan Year, expressed as a percentage of his or her Profit Sharing Earnings for the Plan Year;

3. The "Profit Sharing Earnings" of a Participant from a Participating Employer for any Plan Year is the amount paid by the Participating Employer to the Participant during the Plan Year, for services as an Employee, as base salary, base wages, overtime pay and shift differential premium, sick pay and short-term disability benefits or, in the case of a commissioned salesperson, as base salary, base commissions, sick pay and short-term disability benefits; increased by the amount of reductions to Profit Sharing Earnings experienced by the Participant during the Plan Year pursuant to the Plan or any other qualified cash or deferred arrangement or cafeteria plan maintained by an Affiliated Organization. Solely for the purpose of applying the foregoing to a Participant who is seconded by a Participating Employer to an Affiliated Organization, the Participant's Profit Sharing Earnings include any amounts paid by the Affiliated Organization to the Participant that would have been Profit Sharing Earnings had such amounts been paid to the Participant by his or her Participating Employer; and

4. Notwithstanding the foregoing provisions of this exhibit, if a Participant has Profit Sharing Earnings for a Plan Year in excess of the Annual Compensation Limit in effect for the Plan Year, no contribution will be made with respect to the excess amount.

                                  EXHIBIT A-3
                                     TO THE
                               EFTEC SAVINGS PLAN
                                      1997

             AMOUNT OF CONTRIBUTIONS PURSUANT TO SECTION 4.1(A)(3)
             -----------------------------------------------------


This Exhibit A-3 is the exhibit referenced in Section 4.1(A)(3) of the Plan.

====================================================================
 Basic Bonus Percentage              Contribution Percentage
====================================================================
           1%                                 0.5%
--------------------------------------------------------------------
           2%                                 1.0%
--------------------------------------------------------------------
           3%                                 1.5%
--------------------------------------------------------------------
           4%                                 2.0%
--------------------------------------------------------------------
       5% or more                             2.5%
====================================================================

If a Participant's Basic Bonus Percentage is less than 5% and is not an integer, the amount of the Employer contribution with respect to the Participant will be determined by interpolation with the Basic Bonus and Contribution Percentages rounded to the nearest one-hundredth of one percent.

For purposes of applying the foregoing:

1. The Basic Bonus Percentage with respect to a Participant for a Plan Year is the amount of his or her annual incentive bonus for the Plan Year, expressed as a percentage of his Eligible Earnings for the Plan Year (determined without regard to the limitation set forth at Section 2.5), as communicated to the Participant by the Participating Employer;

2. The Contribution Percentage with respect to a Participant for a Plan Year is the amount of the contribution made on his or her behalf pursuant to
     Section 4.1(A)(3) for the Plan Year, expressed as a percentage of his or her Profit Sharing Earnings for the Plan Year;

3. The "Profit Sharing Earnings" of a Participant from a Participating Employer for any Plan Year is the amount paid by the Participating Employer to the Participant during the Plan Year, for services as an Employee, as base salary, base wages, overtime pay and shift differential premium, sick pay and short-term disability benefits or, in the case of a commissioned salesperson, as base salary, base commissions, sick pay and short-term disability benefits; increased by the amount of reductions to Profit Sharing Earnings experienced by the Participant during the Plan Year pursuant to the Plan or any other qualified cash or deferred arrangement or cafeteria plan maintained by an Affiliated Organization. Solely for the purpose of applying the foregoing to a Participant who is seconded by a Participating Employer to an Affiliated Organization, the Participant's Profit Sharing Earnings include any amounts paid by the Affiliated Organization to the Participant that would have been Profit Sharing Earnings had such amounts been paid to the Participant by his or her Participating Employer; and

4. Notwithstanding the foregoing provisions of this exhibit, if a Participant has Profit Sharing Earnings for a Plan Year in excess of the Annual Compensation Limit in effect for the Plan Year, no contribution will be made with respect to the excess amount.